ii	PROVINCE OF NEW BRUNSWICK	2012

To His Honour,

The Honourable Graydon Nicholas
Lieutenant-Governor of the Province of New Brunswick

          The undersigned has the honour to submit the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2012.

Fredericton, New Brunswick
August 2012

The Honourable Blaine Higgs
Minister of Finance

Sir:

          The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2012.

Fredericton, New Brunswick
August 2012

2012	PROVINCE OF NEW BRUNSWICK	iii

TABLE OF CONTENTS

Audited Financial Statements

Introduction to Volume I	1

Statement of Responsibility	2

Results for the Year	3

Major Variance Analysis	7

Indicators of Financial Health	13

Independent Auditor’s Report	20

Statement of Financial Position	22

Statement of Operations	23

Statement of Cash Flow	24

Statement of Change in Net Debt	25

Statement of Change in Accumulated Deficit	25

Notes to the Financial Statements	26

Schedules to the Financial Statements	64

2012	PROVINCE OF NEW BRUNSWICK	1

INTRODUCTION
VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited financial statements of the Provincial Reporting Entity as described in Note 1 to the financial statements. They include a Statement of Financial Position, a Statement of Operations, a Statement of Cash Flow, a Statement of Change in Net Debt and a Statement of Change in Accumulated Deficit. This volume also contains the Independent Auditor's Report, Statement of Responsibility, management's comments on the results of the year, major variance analysis and a discussion of the indicators of financial health of the Province.

Volume II contains unaudited supplementary information to the Financial Statements presented in Volume I. It presents summary statements for revenue and expenditure as well as five-year comparative statements. This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund and revenue and expenditure by government department.

In addition, the Government includes the following lists on the Office of the Comptroller web site at http://www.gnb.ca/0087

•
Salary information of government employees and employees of certain government organizations in excess of $60,000. Salary information is for the calendar year and is reported under the department where the employee worked at 31 December;

•	Travel and other employee expenses in excess of $12,000 paid during the year to government employees, separated by department;

•	Payments made to suppliers during the year in excess of $25,000 separated by department as well as a global listing including payments made by all departments;

•	Loans disbursed to recipients during the year in excess of $25,000 separated by department.

2	PROVINCE OF NEW BRUNSWICK	2012

STATEMENT OF RESPONSIBILITY

          The financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 12 of the Financial Administration Act. The Results for the Year, Major Variance Analysis and Indicators of Financial Health commentaries are prepared jointly by the Department of Finance and the Office of the Comptroller. The financial statements include a Statement of Financial Position, a Statement of Operations, a Statement of Cash Flow, a Statement of Change in Net Debt and a Statement of Change in Accumulated Deficit.

          Financial statement integrity and objectivity are the responsibility of the Government. To help fulfil this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Financial Statements.

2012	PROVINCE OF NEW BRUNSWICK	3

RESULTS FOR THE YEAR

General Comments

The Province’s summary financial statements, contained in this volume of Public Accounts, report a deficit for the fiscal year ended 31 March 2012 of $260.6 million. This represents a decrease of $188.2 million from the budgeted deficit of $448.8 million. The difference is the result of higher than budgeted revenues of $100.2 million and lower than budgeted expenses of $88.0 million.

Revenues were higher due to an $80.0 million improvement for the New Brunswick Electric Finance Corporation (NBEFC) due to solid results for NB Power, and higher conditional grant revenue.

Expenses were lower than budget due to a decrease in spending throughout government in a number of areas, including Health, Education and Training, Labour and Employment, Economic Development, and Service of the Public Debt. These decreases were partially offset by higher than budgeted costs associated with the March 2012 flooding, and pension expense.

There are several other variances discussed in more detail in the major variance section that follows.

Summary Financial Information

(millions)
Statement of Financial Position
	2012	2011
Financial Assets	$3,028.5	$2,786.9
Liabilities	(13,074.3)	(12,402.6)
Net Debt	(10,045.8)	(9,615.7)
Tangible Capital Assets net of Deferred Contributions	6,421.4	6,258.7
Other Non Financial Assets	256.4	259.5
Total Non Financial Assets	6,677.8	6,518.2
Accumulated Deficit	$(3,368.0)	$(3,097.5)

Statement of Operations
	2012	2011
Revenue Provincial Sources	$4,915.2	$4,602.1
Revenue Federal Sources	2,873.8	2,919.3
Total Revenue	7,789.0	7,521.4
Expenses	8,049.6	8,178.4
Surplus / (Deficit)	$(260.6)	$(657.0)

Statement of Change in Net Debt
	2012	2011
Opening Net Debt	$(9,615.7)	$(8,471.4)
Increase in Net Debt From Operations	(430.1)	(1,033.0)
Accounting change	(111.3)
Total Change in Net Debt	(430.1)	(1,144.3)
Ending Net Debt	$(10,045.8)	$(9,615.7)

4	PROVINCE OF NEW BRUNSWICK	2012

Revenue

Revenues of the Province for the past nine years, as restated, are shown in the table below.

(millions)
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Provincial	$3,585.4	$3,680.0	$3,985.1	$4,216.1	$4,460.1	$4,457.3	$4,169.4	$4,602.1	$4,915.2
Federal Sources	$1,917.9	$2,354.8	$2,392.9	$2,487.4	$2,577.7	$2,726.7	$2,901.0	$2,919.3	$2,873.8
Total Revenue	$5,503.3	$6,034.8	$6,378.0	$6,703.5	$7,037.8	$7,184.0	$7,070.4	$7,521.4	$7,789.0

Average annual revenue growth over the nine-year period is 4.5%. This exceeds the historical average annual growth rate of 3.7% over the past 20 years. In 2012, year-over-year revenue growth was 3.6%, below the historical average annual growth rate. Growth was due to an improvement in NBEFC net income and a broad-based improvement in revenues from taxation, offset by reduced federal funding.

Expense

Expenses of the Province for the past nine years, as restated, are shown in the table below.

(millions)
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Total Expense	$5,700.0	$5,814.3	$6,151.7	$6,471.8	$6,940.4	$7,374.8	$7,815.2	$8,178.4	$8,049.6

Average annual expense growth over the nine-year period is 4.4%. In 2012, expenses decreased by $128.8 million year-over-year, a 1.6% decrease. This includes a decrease in spending in Economic Development, Protection Services, and a decrease in Labour and Employment expenses due to the end of federal stimulus funding. These decreased costs were partially offset by increased spending in other areas, including additional investments made in health and education and higher debt servicing costs as a result of increased borrowing.

Surplus / (Deficit)

Surpluses (or Deficits) of the Province for the past nine years, as restated, are shown in the table below.

(millions)
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Surplus/(Deficit)	$(196.7)	$220.5	$226.3	$231.7	$97.4	$(190.8)	$(744.8)	$(657.0)	$(260.6)

The deficit for the year ended 31 March 2012 was $260.6 million. The deficit was lower than the budgeted deficit of $448.8 million. Improved net income of $80 million compared to budget for the New Brunswick Electric Finance Corporation and lower than budgeted spending in most government departments contributed to the decrease in the deficit.

Net Debt

Net debt increased by $430.1 million during the year ended 31 March 2012. The increase in net debt is mainly related to the deficit of $260.6 million and net expense of $162.8 million for capital assets of highways, hospitals, schools and other buildings. The following graph illustrates the net debt position as restated at the end of each of the past nine years.

2012	PROVINCE OF NEW BRUNSWICK	5

(millions)
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Net Debt	$7,067.2	$6,948.2	$6,853.6	$6,739.6	$7,132.2	$7,590.2	$8,582.7	$9,615.7	$10,045.8

Cost of Servicing the Public Debt

The Province’s cost of servicing the Public Debt totaled $661.8 million for the year ended 31 March 2012. This marks an increase of $20.3 million from 2011. The higher cost resulted from increased borrowing to fund provincial programs and services.

6	PROVINCE OF NEW BRUNSWICK	2012

Cost of Servicing the Public Debt

(millions)
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Cost of Servicing the Public Debt	$581.8	$579.6	$590.3	$558.0	$575.7	$601.4	$607.2	$641.5	$661.8

Results According to the Fiscal Responsibility and Balanced Budget Act

The Act’s stated objective is for balanced budgets over designated fiscal periods. The current fiscal period commenced 1 April 2011 and ends 31 March 2015. For 2012, the government incurred a $260.6 million deficit for balanced budget purposes. The government will introduce new legislation for balanced budgets during its mandate.

Surplus / (Deficit) According to Fiscal Responsibility and Balanced Budget Act
2011-12 to 2014-15

(millions)
	2012	Cumulative
Surplus/(Deficit)- FRBBA	$(260.6)	$(260.6)

2012	PROVINCE OF NEW BRUNSWICK	7

MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below, first for revenue, followed by expenses. In this analysis, comparisons are made between the actual results for 2012 and either the 2012 budget or actual results for 2011.

REVENUE

Budget 2012 to Actual 2012 Comparison

2012 Budget to Actual ($ millions)
Item	Budget	Actual	Variance	% Variance
Provincial Sources
Taxes	3,582.4	3,574.4	(8.0)	(0.2)
Licenses and Permits	131.7	138.8	7.1	5.4
Royalties	85.9	89.3	3.4	3.9
Investment Income	287.1	359.5	72.4	25.2
Other Provincial Revenue	527.5	527.6	0.1	0.0
Sinking Fund Earnings	228.6	225.6	(3.0)	(1.3)
Total Provincial Revenues	4,843.2	4,915.2	72.0	1.5
Federal Sources
Fiscal Equalization	1,632.6	1,632.6	(0.0)	(0.0)
Unconditional Grants	864.5	865.7	1.2	0.1
Conditional Grants	348.5	375.5	27.0	7.8
Total Federal Revenues	2,845.6	2,873.8	28.2	1.0
Total Revenues	7,688.8	7,789.0	100.2	1.3

Taxes
Taxes are down $8.0 million from budget, primarily due to:
•	Personal Income Tax is down $49.4 million due to a weaker than anticipated tax base and a negative prior-year adjustment for the 2010 taxation year;
•	Corporate Income Tax is down $14.6 million primarily due to a weaker than anticipated tax base;
•	Harmonized Sales Tax is up $44.1 million mainly as a result of positive prior-year adjustments for the 2006 to 2011 period;
•	Financial Corporation Capital Tax is up $5.5 million due to increased paid-up capital for major banks;
•	Insurance Premium Tax is up $4.5 million due to an increase in the value of premiums.

Licenses and Permits
Licenses and Permits are up $7.1 million from budget mainly due to higher than budgeted motor vehicle registrations.

Investment Income
Investment Income is up $72.4 million from budget due to higher income of $80.0 million for the New Brunswick Electric Finance Corporation primarily due to solid results for NB Power. NB Power benefited from favourable fuel and power purchase costs, including higher than average hydro flows. The New Brunswick Liquor Corporation revenue is down $7.6 million because of lower than anticipated sales.

8	PROVINCE OF NEW BRUNSWICK	2012

Conditional Grants
Conditional Grants are up $27.0 million from budget mainly due to additional federal funding for the Regional Development Corporation Special Operating Agency for the completion of water treatment facilities and federal funding associated with the transfer of the Saint John Harbour Bridge.

Actual 2011 to Actual 2012 Comparison

2011 Actual to 2012 Actual ($ millions)
Item	2011 Actual	2012 Actual	Change	% Change
Provincial Sources
Taxes	3,430.0	3,574.4	144.4	4.2
Licenses and Permits	134.4	138.8	4.4	3.3
Royalties	87.5	89.3	1.8	2.0
Investment Income	218.1	359.5	141.4	64.8
Other Provincial Revenue	508.6	527.6	19.0	3.7
Sinking Fund Earnings	223.5	225.6	2.1	0.9
Total Provincial Revenues	4,602.1	4,915.2	313.1	6.8
Federal Sources
Fiscal Equalization Payments	1,661.8	1,632.6	(29.2)	(1.8)
Unconditional Grants	833.5	865.7	32.2	3.9
Conditional Grants	424.0	375.5	(48.5)	(11.4)
Total Federal Revenues	2,919.3	2,873.8	(45.5)	(1.6)
Total Revenues	7,521.4	7,789.0	267.6	3.6

Taxes
Taxes are up $144.4 million over the previous year, mainly due to:
•	Harmonized Sales Tax is up $72.8 million due to growth in tax base and prior year adjustments;
•	Gasoline and Motive Fuels Tax is up $35.8 million due to tax rate increase;
•	Tobacco Tax is up $20.9 million due to tax rate increase;
•	Provincial Real Property Tax is up $18.3 million due to growth in assessment base;
•	Metallic Minerals Tax is up $16.0 million due to an assessment adjustment in previous year;
•	Personal Income Tax is up $12.1 million, with growth in tax base offset by prior-year adjustments;
•	Corporate Income Tax is down $28.6 million due to a prior year adjustment offset by a strengthened tax base.

Investment Income
Investment Income is up $141.4 million from 2011 which is mainly attributable to an increase in NBEFC net income of $134.2 million, as a result of favourable fuel and purchased power costs at NB Power.

Other Provincial Revenue
Other Provincial Revenue is up $19.0 million from 2011. This revenue source reflects a significant number of revenue accounts across government departments and agencies. Major revenue increases included recovery of prior year expenses up $7.1 million, Health Services Auto Levy up $4.8 million and patient recoveries up $3.1 million.

2012	PROVINCE OF NEW BRUNSWICK	9

Fiscal Equalization Payments
Fiscal Equalization Payments are down $29.2 million due to a narrowing of fiscal disparities between New Brunswick and the national average.

Unconditional Grants
Unconditional Grants are up $32.2 million mainly due to the legislated growth in the federal cash funding for the Canada Health Transfer and the Canada Social Transfer.

Conditional Grants
Conditional Grants are down $48.5 million from the previous year mainly due to the expiry of various federal training and stimulus funding agreements and disaster assistance funding in 2011.

EXPENSES

Budget 2012 to Actual 2012 Comparison

2012 Budget to Actual ($ millions)
Item	Budget	Actual	Variance	% Variance
Education and Training	1,764.0	1,747.4	(16.6)	(0.9)
Health	2,756.8	2,733.4	(23.4)	(0.8)
Social Development	1,050.6	1,031.8	(18.8)	(1.8)
Protection Services	221.2	225.2	4.0	1.8
Economic Development	257.1	246.1	(11.0)	(4.3)
Labour and Employment	124.1	108.8	(15.3)	(12.3)
Resources	207.7	209.5	1.8	0.9
Transportation	407.5	395.6	(11.9)	(2.9)
Central Government	668.6	690.0	21.4	3.2
Service of the Public Debt	680.0	661.8	(18.2)	(2.7)
Total Expenses	8,137.6	8,049.6	(88.0)	(1.1)

Items in the table are reported by functional area. See the related schedule in the financial statements for additional details.

Education and Training
Education and Training expenses were $16.6 million lower than budget mainly due to the following:
•	Lower than budgeted expenses in both the Elementary and Secondary Education and Early Childhood Development programs of the Department of Education and Early Childhood Development;
•
Lower than expected expenses under the Student Financial Assistance Program in the Department of Post-Secondary Education, Training and Labour due to lower interest costs and lower take-up in student debt reduction programs.

These decreases were partially offset by higher than budgeted expenses in other areas, including pension expense due to lower than expected investment returns.

10	PROVINCE OF NEW BRUNSWICK	2012

Health
Health expenses were $23.4 million lower than budget mainly due to the following:
•	Lower than budgeted expenses under the Corporate and Other Health Services program mainly due to lower than expected out-of-province hospital payments and delays in e-health;
•	Lower than expected growth under the Medicare program;
•	Lower than budgeted amortization expense.

Social Development
Social Development expenses were $18.8 million less than budget mainly due to the following:
•	Decreased expenses under the Housing Services program as a result of decreased costs for Economic Stimulus.
•	Decreased costs for the Special Purpose Account.
•
Decreased expenses in the Long Term Care program as a result of higher than anticipated client contribution revenue as well as implementation delays for the Contingency/Capital Renewal plan for Nursing Home Services.

These lower expenses were partially offset by higher than expected expenses in the Income Security program as a result of an increase in the social assistance caseload.

Protection Services
Protection Services expenses were $4.0 million higher than budget mainly due to additional expenses under the Department of Public Safety’s Disaster Financial Assistance program as a result of costs associated with the March 2012 flood. This was partially offset by lower than expected expenses in other areas, including the Public Prosecutions program of the Office of the Attorney General.

Economic Development
Economic Development expenses were $11.0 million lower than budget mainly due to the following:
•	Lower than anticipated expenses under Business New Brunswick’s Strategic Assistance program due to a number of projects not proceeding in the 2012 fiscal year as planned;
•	Lower than budgeted expenses under the Immigrant Investor Fund as a result of investments in projects being deferred to the 2013 fiscal year.

These decreases were partially offset by higher than budgeted expenses in the Regional Development Corporation. This was primarily due the Regional Development Corporation Special Operating Agency, where there was an increase in expenses related to the completion of federally-funded water treatment facilities.

Labour and Employment
Labour and Employment expenses were $15.3 million lower than budget mainly due to lower than expected demand for programs offered under the Labour Market Development Agreement and the Labour Market Agreement.

Transportation
Transportation expenses were $11.9 million lower than budget mainly due to lower than budgeted expenses under the New Brunswick Highway Corporation due to the recognition of rehabilitation payments under public-private partnerships as investments in tangible capital assets. This was partially offset by higher than budgeted expenses in other areas, including amortization expense, provision expense, and the Winter Maintenance program.

Central Government
Central Government expenses were $21.4 million higher than budget. This was mainly due to the expenses incurred by Algonquin Properties Limited in relation to the sale of the Algonquin Hotel & Golf Course, as well as higher than budgeted pension expense, provision expense, and amortization expense. These increases were partially offset by a number of lower expenses in various areas, including the Department of Supply and Services, the Department of Local Government, and Service New Brunswick.

2012	PROVINCE OF NEW BRUNSWICK	11

Service of the Public Debt
Service of the Public Debt expenses were $18.2 million lower than budget mainly due to lower than forecast interest rates.

Actual 2011 to Actual 2012 Comparison

2011 Actual to 2012 Actual ($ millions)
Item	2011 Actual	2012 Actual	Change	% Change
Education and Training	1,723.7	1,747.4	23.7	1.4
Health	2,687.0	2,733.4	46.4	1.7
Social Development	1,037.5	1,031.8	(5.7)	(0.6)
Protection Services	250.6	225.2	(25.4)	(10.1)
Economic Development	328.4	246.1	(82.3)	(25.1)
Labour and Employment	141.7	108.8	(32.9)	(23.2)
Resources	215.1	209.5	(5.6)	(2.6)
Transportation	402.7	395.6	(7.1)	(1.8)
Central Government	750.2	690.0	(60.2)	(8.0)
Service of the Public Debt	641.5	661.8	20.3	3.2
Total Expenses	8,178.4	8,049.6	(128.8)	(1.6)

Items in the table are reported by functional area. See the related schedule in the financial statements for additional details.

Education and Training
Education and Training expenses were $23.7 million higher than the previous year mainly due to the following:
•	Additional investments and salaries in K-12 education;
•	Additional investments in post-secondary education;
•	Increased pension expense as a result of lower investment returns.

Health
Health expenses were $46.4 million higher than the previous year mainly due to the following:
•	An increase in expenses under the Medicare program due to the recruitment of additional physicians, growth, and increased wages;
•	An increase in expenses under the Prescription Drug Program due to an increase in the number of beneficiaries and in the cost of claims;
•	An increase in expenses in the Regional Health Authorities associated with wages and inflation.

Social Development
Social Development expenses were $5.7 million lower than the previous year mainly due to decreased expenses under the Housing Services program associated with the end of the Economic Stimulus & Affordable Housing Initiative Extension agreement.

Protection Services
Protection Services expenses were $25.4 million lower than the previous year mainly due to a decrease in expenses under the Department of Public Safety’s Disaster Financial Assistance program.

12	PROVINCE OF NEW BRUNSWICK	2012

Economic Development
Economic Development expenses were $82.3 million lower than the previous year mainly due to the following:
•	A decrease in expenses under Business New Brunswick related to both the Business and Industry Development and Strategic Assistance programs;
•	Decreased expenses in the Development Projects and Operations Program of the Regional Development Corporation due to fewer projects being approved in 2012 than in 2011.

Labour and Employment
Labour and Employment expenses were $32.9 million lower than the previous year mainly due to a decrease in funding under the Labour Market Development Agreement and the Labour Market Agreement due to the end of federal stimulus funding in the 2011 fiscal year.

Resources
Resources expenses were $5.6 million lower than the previous year mainly due to the following:
•	A decrease in expenses by the Energy Efficiency and Conservation Agency of New Brunswick due to a leveling of program participation and changes made to the residential sector programs;
•	Decreased expenses in the Department of Natural Resources mainly due to departmental efficiencies and the end of federal funding for Crown Land Silviculture.

These decreases were partially offset by increased expenses in other areas, including provision expense.

Transportation
Transportation expenses were $7.1 million lower than the previous year mainly due to decreased capital spending. This was partially offset by increased expenses in other areas, including amortization expense and the New Brunswick Highway Corporation.

Central Government
Central Government expenses were $60.2 million lower than the previous year mainly due to the following:
•	A decrease in provision expense;
•	A decrease in pension expense;
•	Decreased expense requirements in the Legislative Assembly due to the 2010 Provincial election.

These decreases were partially offset by higher expenses by a number of other departments and entities.

Service of the Public Debt
Service of the Public Debt expenses were $20.3 million higher than the previous fiscal year as a result of increased borrowing to fund provincial programs and services.

2012	PROVINCE OF NEW BRUNSWICK	13

INDICATORS OF FINANCIAL HEALTH

This section provides indicators of progress in the province’s financial condition and follows Canadian Institute of Chartered Accountants (CICA) guidelines, using information provided in the province’s financial statements as well as other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada.

The analysis provides results in a manner that improves transparency and provides a clearer understanding of recent trends in the province’s financial health. Trends over the last nine years (2004 to 2012) are evaluated using sustainability, flexibility and vulnerability criteria established by the CICA and used by the Auditor General of New Brunswick. Though many potential indicators are available, those found to be the most relevant, measurable and transparent to users of government financial information are included. Similar data series are also widely used by banks and other financial institutions, investors and credit-rating agencies.

In evaluating a government’s financial health, it should be acknowledged that governments have exposure to a number of variables that are beyond their direct scope of control, but still can exert major influences on financial results and indicators. These include but are not limited to:

•	Changing global economic conditions such as energy prices, commodity prices, investment valuation and inflation;
•	Changes to international financial conditions that impact interest rates, currency fluctuations or availability of credit;
•	Changes to federal transfers or programs;
•	Emergencies such as floods, forest fires and pandemics;
•	Developments affecting agencies such as NB Power that are reflected on the province’s books and;
•	Changes in generally accepted accounting principles.

Sustainability

Sustainability is defined by CICA as the degree to which a government can maintain its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others without increasing the debt or tax burden relative to the economy within which it operates. It is measured in this analysis by:

•	Net debt as a proportion of GDP;
•	Net debt per capita.

Net Debt as a Proportion of GDP:

Net debt is an indication of the extent to which provincial government liabilities exceed financial assets. The net debt-to-GDP ratio shows the relationship between net debt and the economy. If the ratio is declining, growth in the economy is exceeding growth in net debt, resulting in improved sustainability. Conversely, an increasing net debt-to-GDP ratio indicates net debt is increasing faster than growth in the economy and serving to reduce the provincial government’s financial sustainability.

Over the last nine years the province’s ratio of net debt-to-GDP increased from 31.6% to 32.6%. The following graph reports a steady improvement (reduction) in the net debt-to-GDP ratio from 2004 to 2007. Since 2008, the ratio has trended upwards due to economic circumstances, capital projects, tax changes and continued cost pressures for health and social programs. In 2012, the ratio stabilized from recent growth trends reflecting government efforts to manage the province’s finances.

For purposes of the Fiscal Responsibility and Balanced Budget Act, an improvement in the net debt-to-GDP ratio over successive fiscal periods is targeted. This means the net debt-to-GDP ratio for the year ended 31 March 2015 must be lower than the year ended 31 March 2011. The government will be introducing new balanced budget legislation during its mandate.

14	PROVINCE OF NEW BRUNSWICK	2012

Net Debt-to-GDP Ratio

Net Debt-to-GDP Ratio
Fiscal Year Ending	Net Debt	GDP	Net Debt/GDP
	($ millions)	($ millions)	(%)
2004	7,067.2	22,366	31.6%
2005	6,948.2	23,672	29.4%
2006	6,853.6	24,716	27.7%
2007	6,739.6	25,847	26.1%
2008	7,132.2	27,044	26.4%
2009	7,590.2	27,499	27.6%
2010	8,582.7	27,920	30.7%
2011	9,615.7	29,448	32.7%
2012	10,045.8	30,773	32.6%

Net Debt per Capita:

Net debt per capita is a statement of the net debt attributable to each New Brunswick resident. A decrease in net debt per capita suggests the debt burden has improved while an increase implies the debt burden has increased. The level of net debt per capita made a steady improvement (reduction) from 2004 to 2007. Since 2008, the net debt per capita has trended upwards reflecting economic circumstances, capital projects, tax changes and continued cost pressures for health and social programs.

2012	PROVINCE OF NEW BRUNSWICK	15

Net Debt per Capita

Net Debt per Capita
Fiscal Year Ending	Net Debt	Population	Net Debt per Capita
	($millions)	(July 1)	($)
2004	7,067.2	749,389	9,430.7
2005	6,948.2	749,369	9,272.1
2006	6,853.6	747,960	9,163.0
2007	6,739.6	745,674	9,038.3
2008	7,132.2	745,515	9,566.8
2009	7,590.2	747,023	10,160.6
2010	8,582.7	749,983	11,443.8
2011	9,615.7	752,838	12,772.5
2012	10,045.8	755,455	13,297.7

Flexibility

Flexibility is defined by CICA as the degree to which a government can change its debt or tax burden on the economy within which it operates to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. It is measured in this analysis by:

•	Own-source revenue as a proportion of GDP;
•	Cost of servicing the public debt as a proportion of total revenue.

16	PROVINCE OF NEW BRUNSWICK	2012

Own-source Revenue as a Proportion of GDP:

This ratio measures own-source revenues of the provincial government as a percentage of the economy, as measured by nominal GDP. An increase in this ratio indicates that government own-source revenues are growing faster than the economy as a whole, reducing government’s flexibility to increase revenues without slowing growth in the economy. A decrease in the ratio is indicative of the government taking less revenue out of the economy on a relative basis, which increases its flexibility.

Own-source revenue includes revenues from taxation, natural resources, fees, return on investment, lotteries, fines and penalties, etc., and is essentially all revenue minus federal transfers. While more controllable than federal transfers, as the province can influence revenues through its own tax rates and fiscal policy, own-source revenue is vulnerable to, among other factors:

•	Net income or revenue of outside agencies that affect the province’s books (e.g. NB Power);
•	Variability in provincial revenues that are collected or estimated by the federal government such as personal and corporate income taxes and the Harmonized Sales Tax;
•	Commodity tax revenues such as Metallic Minerals Tax that are vulnerable to world prices.

Own-source revenue as a proportion of GDP was relatively stable over the nine year period 2004 to 2012 with the exception of a notable decrease in 2010. This decrease was attributable to the economic slowdown, lowered taxes and the significant net loss for the New Brunswick Electric Finance Corporation (NBEFC). Since 2010, the ratio has returned to historical levels due to strengthened tax revenues, positive net incomes for NBEFC, and limited or negative growth in federal transfers.

Own-source Revenue as a Proportion of GDP

2012	PROVINCE OF NEW BRUNSWICK	17

Own-source Revenue as a Proportion of GDP
Fiscal Year Ending	Own-source Revenue	GDP	Own-source Revenue as a Proportion of GDP
	($ millions)	($ millions)	(%)
2004	3,585.4	22,366	16.0%
2005	3,680.0	23,672	15.5%
2006	3,985.1	24,716	16.1%
2007	4,216.1	25,847	16.3%
2008	4,460.1	27,044	16.5%
2009	4,457.3	27,499	16.2%
2010	4,169.4	27,920	14.9%
2011	4,602.1	29,448	15.6%
2012	4,915.2	30,773	16.0%

Cost of Servicing the Public Debt as a Proportion of Total Revenue:

Debt service costs as a proportion of total revenue is an indicator of the province’s ability to satisfy existing credit requirements in the context of the government’s overall revenue. Debt service costs can be impacted by variables outside the direct control of government, such as credit ratings, interest rates, financial markets and currency fluctuations. Investment in public infrastructure resulting in a change in the stock of debt can also influence borrowing requirements.

The province’s proportion of debt service costs to revenue declined steadily over the 2004 to 2008 period, lowering the overall financial burden on the provincial budget. A decrease in this ratio indicates that debt service costs are a smaller proportion of provincial revenues overall, allowing the province more financial resources to provide essential programs and services. For the last six years, the ratio has been relatively flat.

Cost of Servicing the Public Debt as a Proportion of Total Revenue

18	PROVINCE OF NEW BRUNSWICK	2012

Cost of Servicing the Public Debt as a Proportion of Total Revenue
Fiscal Year Ending	Cost of Servicing the Public Debt	Total Revenue	Cost of Servicing the Public Debt as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2004	581.8	5,503.3	10.6%
2005	579.6	6,034.8	9.6%
2006	590.3	6,378.0	9.3%
2007	558.0	6,703.5	8.3%
2008	575.7	7,037.8	8.2%
2009	601.4	7,184.0	8.4%
2010	607.2	7,070.4	8.6%
2011	641.5	7,521.4	8.5%
2012	661.8	7,789.0	8.5%

Vulnerability

Vulnerability as defined by CICA is the degree to which a government is dependent on sources of funding outside its control or influence or is exposed to risks that could impair its ability to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. A common measurement of vulnerability is federal government transfers as a proportion of revenue.

Federal Government Transfers as a Proportion of Total Revenue:

Revenue from federal sources is comprised of conditional and unconditional grants from the federal government, including:

•	Fiscal Equalization Program payments;
•	The Canada Health Transfer and the Canada Social Transfer;
•	Conditional grants or capital revenue in support of economic development, infrastructure, education and labour training and other areas.

Federal transfer payments can be affected by both federal fiscal policy decisions, as well as the normal annual estimate process that guides federal payments under the Equalization Program and Canada Health and Social Transfers. Both of these factors can contribute to year-to-year changes in the level of transfers.

Comparing the level of federal transfers to total revenue provides an indication of the vulnerability of the province. Generally, if the ratio is increasing, the province is increasingly reliant on federal transfers, resulting in increased vulnerability. If the ratio is declining, vulnerability is diminished.

Federal government transfers as a proportion of total revenue declined annually over the period 2005 to 2008 before increasing in 2009 and 2010. The ratio has fallen in the past two years. In 2010, provincial-source revenues contracted as the effects of the economic slowdown hampered revenues and the NBEFC experienced a significant net loss. At the same time, federal stimulus funding supported federal-source revenue growth. This contributed to a noticeable increase in the ratio. Since then, the ratio has contracted. In 2012, provincial-source revenue rebounded due to positive net income for NBEFC and strengthened tax revenues while federal-source revenue declined.

2012	PROVINCE OF NEW BRUNSWICK	19

Federal Government Transfers as a Proportion of Total Revenue

Federal Government Transfers as a Proportion of Total Revenue
Fiscal Year Ending	Federal Government Transfers	Total Revenue	Federal Government Transfers as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2004	1,917.9	5,503.3	34.9%
2005	2,354.8	6,034.8	39.0%
2006	2,392.9	6,378.0	37.5%
2007	2,487.4	6,703.5	37.1%
2008	2,577.7	7,037.8	36.6%
2009	2,726.7	7,184.0	38.0%
2010	2,901.0	7,070.4	41.0%
2011	2,919.3	7,521.4	38.8%
2012	2,873.8	7,789.0	36.9%

20	PROVINCE OF NEW BRUNSWICK	2012

Independent auditor's report

To the Legislative Assembly
Province of New Brunswick

Report on the financial statements

I have audited the accompanying financial statements of the Province of New Brunswick, which comprise the statement of financial position as at March 31, 2012, and the statements of operations, cash flow, change in net debt and change in accumulated deficit for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Office of the Auditor General
P.O. Box 758
Fredericton, New Brunswick E3B 5B4

2012	PROVINCE OF NEW BRUNSWICK	21

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the financial statements present fairly, in all material respects, the financial position of the Province of New Brunswick as at March 31, 2012, and the results of its operations, its cash flows, changes in its net debt and changes in its accumulated deficit for the year then ended in accordance with Canadian public sector accounting standards.

Report on Other Legal and Regulatory Requirements

As required by section 10 of the Auditor General Act, I report that, in my opinion, the accounting principles in accordance with Canadian public sector accounting standards have been applied on a basis consistent with that of the previous year except as described in note 19 to the financial statements.

Note 3 to the financial statements presents information on the Province's revenues and expenses, and the ratio of net debt to GDP, as required by the Fiscal Responsibility and Balanced Budget Act. In my opinion, Note 3 presents fairly, in all material respects, the information required by sections 6 and 10 of the Fiscal Responsibility and Balanced Budget Act to be included in the Public Accounts.

Kim MacPherson,
CA Auditor General
August 9, 2012

Office of the Auditor General
P.O. Box 758
Fredericton, New Brunswick E3B 5B4

22	PROVINCE OF NEW BRUNSWICK	2012

STATEMENT OF FINANCIAL POSITION
as at 31 March 2012
		(millions)
Schedule		2012	2011
	FINANCIAL ASSETS
1	Cash and Short Term Investments	$889.0	$713.2
2	Receivables and Advances	375.0	439.8
3	Taxes Receivable	1,089.3	1,100.8
4	Inventories for Resale	2.4	1.7
5	Loans	593.4	589.4
6	Investments	79.4	(58.0)
	Total Financial Assets	3,028.5	2,786.9

	LIABILITIES

	Short Term Borrowing	674.5	827.0
7	Accounts Payable and Accrued Expenses	2,393.0	2,510.9
8	Allowance for Losses	163.9	165.3
	Unrealized Foreign Exchange Gains	41.8	62.7
9	Deferred Revenue	502.4	469.5
10	Deposits Held in Trust	187.4	125.6
11	Obligations under Capital Leases (Note 6)	821.8	841.3
	Pension Surplus (Note 13)	(259.5)	(219.9)
		4,525.3	4,782.4

	Funded Debt (Note 11)	17,440.6	16,623.9
	Borrowing for New Brunswick Electric Finance Corporation	(4,654.6)	(4,662.3)
	Funded Debt for Provincial Purposes	12,786.0	11,961.6
	Less: Sinking Fund Investments	4,237.0	4,341.4
		8,549.0	7,620.2
	Total Liabilities	13,074.3	12,402.6

	NET DEBT	(10,045.8)	(9,615.7)

	NON-FINANCIAL ASSETS

	Tangible Capital Assets (Note 8)	7,395.9	7,241.7
	Deferred Capital Contributions (Note 9)	(974.5)	(983.0)
	Provincial Investment in Tangible Capital Assets	6,421.4	6,258.7
12	Inventories of Supplies	55.7	59.7
13	Prepaid and Deferred Charges	200.7	199.8
	Total Non-Financial Assets	6,677.8	6,518.2

	ACCUMULATED DEFICIT	$(3,368.0)	$(3,097.5)

	Commitments - See Note 16
	Contingent Liabilities - See Note 15

2012	PROVINCE OF NEW BRUNSWICK	23

STATEMENT OF OPERATIONS
for the fiscal year ended 31 March 2012

		(millions)
Schedule		2012	2012	2011
		Budget	Actual	Actual
	REVENUE
	Provincial Sources
14	Taxes	$3,582.4	$3,574.4	$3,430.0
15	Licenses and Permits	131.7	138.8	134.4
16	Royalties	85.9	89.3	87.5
17	Investment Income	287.1	359.5	218.1
18	Other Provincial Revenue	527.5	527.6	508.6
	Sinking Fund Earnings	228.6	225.6	223.5
		4,843.2	4,915.2	4,602.1
	Federal Sources
	Fiscal Equalization Payments	1,632.6	1,632.6	1,661.8
19	Unconditional Grants	864.5	865.7	833.5
20	Conditional Grants	348.5	375.5	424.0
		2,845.6	2,873.8	2,919.3
		7,688.8	7,789.0	7,521.4

	EXPENSE
21	Education and Training	1,764.0	1,747.4	1,723.7
22	Health	2,756.8	2,733.4	2,687.0
23	Social Development	1,050.6	1,031.8	1,037.5
24	Protection Services	221.2	225.2	250.6
25	Economic Development	257.1	246.1	328.4
26	Labour and Employment	124.1	108.8	141.7
27	Resources	207.7	209.5	215.1
28	Transportation	407.5	395.6	402.7
29	Central Government	668.6	690.0	750.2
	Service of the Public Debt (Note 12)	680.0	661.8	641.5
		8,137.6	8,049.6	8,178.4
	ANNUAL DEFICIT	$(448.8)	$(260.6)	$(657.0)

The accompanying notes are an integral part of these Financial Statements.

24	PROVINCE OF NEW BRUNSWICK	2012

STATEMENT OF CASH FLOW
for the fiscal year ended 31 March 2012

	(millions)
	2012	2011
OPERATING ACTIVITIES
Deficit	$(260.6)	$(657.0)
Non Cash Items
Amortization of Premiums, Discounts and Issue Expenses	4.6	5.5
Foreign Exchange Expense	(22.3)	(25.1)
Increase in Provision for Losses	33.7	106.9
Amortization of Tangible Capital Assets	324.4	306.0
Loss on Disposal of Tangible Capital Assets	8.4	8.3
Amortization of Deferred Contributions	(37.2)	(37.1)
Sinking Fund Earnings	(225.6)	(223.5)
Losses on Foreign Exchange Settlements	6.9	7.0
Increase in Pension Surplus (Note 13)	(39.6)	(23.3)
Increase in Deferred Revenue	32.9	40.8
(Increase) Decrease in Working Capital	(23.5)	120.8
Net Cash From Operating Activities	(197.9)	(370.7)

INVESTING ACTIVITIES

(Increase) in Investments, Loans and Advances	(153.7)	(216.9)
Non-Cash Adjustment - Other Comprehensive Income of Government Business Enterprises	(9.9)	110.5
Net Cash Used in Investing Activities	(163.6)	(106.4)

CAPITAL TRANSACTIONS

Acquisition of Capital Assets	(505.0)	(850.0)
Revenue Received to Acquire Tangible Capital Assets	46.6	94.5
Net Cash Used in Capital Transactions	(458.4)	(755.5)

FINANCING ACTIVITIES

Proceeds from Issuance of Funded Debt	2,318.7	2,660.2
Purchase of NBEFC Debentures	(531.1)	(694.1)
Elimination of Debentures held by NB Immigrant Investor Fund	(41.5)	(24.8)
Received from Sinking Fund for Redemption of Debentures and Payment of Exchange	502.9	231.0
Decrease in Obligations under Capital Leases	(19.5)	75.8
Sinking Fund Instalments	(172.9)	(156.0)
Short Term Borrowing	(152.5)	(486.1)
Funded Debt Matured	(908.4)	(440.4)
Net Cash From Financing Activities	995.7	1,165.6

INCREASE (DECREASE) IN CASH DURING YEAR	175.8	(67.0)
CASH POSITION - BEGINNING OF YEAR	713.2	780.2
CASH POSITION - END OF YEAR	$889.0	$713.2

CASH REPRESENTED BY

Cash and Short Term Investments	$889.0	$713.2

The accompanying notes are an integral part of these Financial Statements.

2012	PROVINCE OF NEW BRUNSWICK	25

STATEMENT OF CHANGE IN NET DEBT
for the fiscal year ended 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual
RESTATED NET DEBT - BEGINNING OF YEAR (NOTE 19)	$(9,480.4)	$(9,615.7)	$(8,582.7)

CHANGES IN YEAR

Annual Deficit	(448.8)	(260.6)	(657.0)
Other Comprehensive Income of Government Business Enterprises	---	(9.9)	110.5
Acquisition of Tangible Capital Assets	(522.4)	(505.0)	(850.0)
Amortization of Tangible Capital Assets	328.0	324.4	306.0
Amortization of Deferred Contributions	(36.4)	(37.2)	(37.1)
Loss on Disposal of Tangible Capital Assets	---	8.4	8.3
Revenue Received to Acquire Tangible Capital Assets	49.4	46.6	94.5
Net Change in Supplies Inventories	---	4.1	3.2
Net Change in Prepaid Expenses	---	(0.9)	(11.4)
INCREASE IN NET DEBT	(630.2)	(430.1)	(1,033.0)
NET DEBT - END OF YEAR	$(10,110.6)	$(10,045.8)	$(9,615.7)

STATEMENT OF CHANGE IN ACCUMULATED DEFICIT
for the fiscal year ended 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

RESTATED ACCUMULATED DEFICIT -	$(2,962.2)	$(3,097.5)	$(2,551.0)
BEGINNING OF YEAR (NOTE 19)

Annual Deficit	(448.8)	(260.6)	(657.0)
Other Comprehensive Income	---	(9.9)	110.5

ACCUMULATED DEFICIT - END OF YEAR	$(3,411.0)	$(3,368.0)	$(3,097.5)

The accompanying notes are an integral part of these Financial Statements.

26	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Accounting

These financial statements are prepared in accordance with Canadian public sector accounting standards.

b) Specific Accounting Policies

Accrual Accounting

Expenses are recorded for all goods and services received or consumed during the fiscal year.

Revenues and recoveries are recorded on an accrual basis. For federal tax revenue, the cash amounts received are used as the basis for estimating the revenue.

Interest revenue is recorded on outstanding loan amounts due to the Province as the interest is earned. The major categories of loans receivable are Student Assistance, Economic Development, Agriculture Development and Fisheries.

Amounts received or recorded as receivable but not earned by the end of the fiscal year are recorded as deferred revenue.

Debt Charges

Interest and other debt service charges are reported in the Statement of Operations as Service of the Public Debt except as described below:

Because government business enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense. The cost of servicing the debt of government business enterprises is an expense included in the calculation of their net profit or loss for the year.

Interest costs imputed on the Province’s Accrued Pension Liability are recorded as part of pension expense, which is included in various expense functions.

Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 12 to these financial statements reports the components of the Service of the Public Debt Expense function and total debt charges.

Government Transfers

Government transfers are transfers of money, such as grants, from a government to an individual, an organization or another government for which the government making the transfer does not receive any goods or services directly in return.

Government transfers are recognized in the Province’s financial statements as expenses or revenues in the period that the events underlying the transfer occurred as long as the transfer is authorized and eligibility criteria have been met. Liabilities have been established for any transfers due at 31 March 2012 for which the intended recipients have met the eligibility criteria. Receivables have been established for transfers to which the Province is entitled under governing legislation, regulation or agreement.

2012	PROVINCE OF NEW BRUNSWICK	27

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Federal Trust Fund Available but not Recognized

On occasion, the federal government has established time-limited trust funds for each province to hold funds designated for each province to be spent on shared national priorities. The funding was intended to be used over multiple periods as each jurisdiction determined best fit their strategic plans. In New Brunswick, the following trust fund exists at 31 March with the balance available and the schedule for funding draw down as approved by the Board of Management.

	(millions)
	Amount Available at 31 March	Amount to be Recognized as Revenue in Year
Trust Fund	2012	2013
Police Officer Recruitment Fund	$2.3	$2.3

Asset Classification

Assets are classified as either financial or non-financial. Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations. Non-financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale. Non-financial assets include tangible capital assets, prepaid expenses and inventories of supplies.

Short Term Investments

Short term investments are recorded at cost with supplemental information related to market values of short term investments reported in Note 5 to these financial statements.

Concessionary Loans

There are two situations where the Province charges loan disbursements entirely as expenses. These are:

•	Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

•	Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

In both these situations, the loan is charged to expense when it is disbursed.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province’s borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expense.

28	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Inventories

Inventories are recorded at the lower of cost or net realizable value. Inventories include supplies for use, and goods and properties held for resale. Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure. Inventories of supplies for use are reported as a non-financial asset.

Allowances

Allowances have been established for loans and accounts receivable, loan guarantees and other possible losses. These allowances are disclosed in the schedules to the financial statements.

Obligations resulting from guaranteed loans are recorded as liabilities when a loss is probable with changes in this allowance recorded annually. As with all provisions for loss, this is an estimate and reflects management’s best estimate of probable losses.

Each outstanding loan guarantee under the Economic Development Act is reviewed on a quarterly basis. An allowance for loss on loan guarantees is established when it is determined that a loss is probable. A loss is considered probable when one or more of the following factors is present:

•	a decline in the financial position of the borrower;
•	economic conditions in which the borrower operates indicate the borrower’s inability to repay the loan;
•	collection experience for the loan.

Losses on guaranteed loans under the Agriculture Development Act and the Fisheries Development Act for classes that have similar standards are calculated using an average rate based on past experience and trends.

Amounts due to the province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either the Board of Management or Secretary to the Board of Management depending on the dollar value involved.

Tangible Capital Assets

Tangible capital assets are assets owned by the Province which have useful lives greater than one year. Certain dollar thresholds have been established for practical purposes. Computer hardware and software have not been capitalized in the Province’s financial statements.

Tangible capital assets are reported at gross cost. Contributions received to assist in the acquisition of tangible capital assets are reported as Deferred Capital Contributions and amortized to income at the same rate as the related asset.

Tangible capital asset policies of government entities which are consolidated in these financial statements are not adjusted to conform to Provincial policies. The types of items which could differ include amortization rates, estimates of useful lives and dollar thresholds for capitalization.

Public Private Partnership Road Contracts

The Province, through the New Brunswick Highway Corporation (NBHC), contracts with independent organizations to provide rehabilitation and maintenance work on designated portions of the Provincial highway network. The contracts provide for annual payment amounts determined at the inception of the contracts for maintenance and rehabilitation (capital improvement) of the roads.

The terms of the agreements provide for scheduled annual payments which reflect the expected timing of capital improvement work. The payments to the contractors are being accounted for as follows:

2012	PROVINCE OF NEW BRUNSWICK	29

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

•	as prepaid expenses when the rehabilitation work is expected to be completed after the payment has been made;
•	as accrued expenditures when the rehabilitation work is expected to occur prior to the payment being made; and
•	as the acquisition of tangible capital assets in the year the rehabilitation work is expected to be completed.

Amortization of the capital improvement work commences in the year the rehabilitation work is expected to be performed. This may not reflect when the work is actually completed by the contractors. Accordingly, some measurement uncertainty exists relative to the timing of the amortization expense and the allocation of the payment amounts as prepaid expenses, tangible capital assets or accrued expenditures.

Sick Leave

The cost of accumulating, non-vesting sick leave benefits are determined by an actuarial valuation, using management’s best estimate of salary escalation, accumulated sick days at retirement, long term inflation rates and discount rates. In accordance with Canadian public sector accounting standards for post-employment benefits and compensated absences, the Province recognizes the liability.

Injured Worker Liability

The Province provides workers’ compensation benefits on a self-insured basis. WorkSafe New Brunswick administers the claims on the Province’s behalf and charges a fee for this service. The liability for workers’ compensation of $132.4 million as at 31 March 2012 ($132.7 million at 31 March 2011) is determined by an actuary and is included in the Employee Benefits Liability. Annual claim payments are expensed by each department and are included in the functional expense area related to the program the employee worked in. The net change in the liability excluding the actual claims costs is a reduction of $0.3 million in the 2012 fiscal year ($1.2 million decrease in 2011) and is credited in General Government.

Trusts Under Provincial Administration

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. These financial statements disclose the equity balances of the trust funds administered by the Province in Note 18.

Borrowing on Behalf of New Brunswick Electric Finance Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of New Brunswick Electric Finance Corporation in exchange for debentures with like terms and conditions.

The New Brunswick Electric Finance Corporation debentures received by the Province are reported in Note 11 of these financial statements as a reduction of Funded Debt. This financing arrangement was used to obtain more favourable debt servicing costs. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province’s Consolidated Fund.

Foreign Currency Translation and Risk Management

The Province’s assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements. In such cases, the rates established by the hedge or the agreements are used in the translation. Exchange gains and losses are included in the Statement of Operations except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities. Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

30	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the Province may be exposed to foreign exchange risk. Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk. These financial instruments include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province’s sinking fund.

As at March 31, 2012, the Province had outstanding $1,600 million US$ and 300 million Swiss Francs denominated debt. Of this total, $1,400 million US$ and 300 million Swiss Francs were hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars.

The Province’s currency exposure was 1.6% of the total debt portfolio prior to netting out the US dollar denominated assets in the sinking fund. A one cent change in the US/CDN$ foreign exchange rate as of March 31, 2012 would result in a $2.0 million change in the principal amount of Provincial-purpose long term debt. The hypothetical change, a gain or loss, would be amortized over the remaining life of the related debt issue. A one cent change would also result in a change of $0.1 million on interest payments in Service of the Public Debt.

There is no net currency exposure when the US dollar denominated assets held in the sinking fund are netted from the total Provincial-purpose debt portfolio.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance under the authority of section 12 of the Provincial Loans Act (“Act”). This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of twenty years.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums and the unamortized balance of unrealized foreign exchange gains or losses. Short-term deposits are reported at cost. The Province’s sinking fund may be invested in eligible securities as defined in the Act.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

New Brunswick Electric Finance Corporation (NBEFC) is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on behalf of New Brunswick Power Corporation prior to 1 October 2004 and on behalf of NBEFC after 30 September 2004.

The following table shows the allocation of various components of the Sinking Fund between the Consolidated Fund of the Province and NBEFC.

2012	PROVINCE OF NEW BRUNSWICK	31

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

	Consolidated
	Fund	NBEFC	Total

Fund Equity, beginning of year	$4,341.4	$393.1	$4,734.5
Sinking Fund Earnings	225.6	26.5	252.1
Installments	172.9	44.6	217.5
Paid for Debt Retirement	(502.9)	(86.0)	(588.9)
Fund Equity, end of year	$4,237.0	$378.2	$4,615.2

Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expense when it is due.

Measurement Uncertainty

Measurement uncertainty is uncertainty in the determination of the amount at which an item is recognized in financial statements. This uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount. Many items in these financial statements have been measured using estimates. Those estimates have been based on assumptions that reflect economic conditions. Actual results could differ from these estimates.

Significant estimates pertaining to these financial statements include the following:

•	determination of valuation allowances on investments;
•	the establishment of allowances for doubtful accounts and allowances for losses;
•	the determination of employee future benefits;
•	determination of injured worker liability and related expense;
•	allocation of payments under Public Private Partnership agreements for highway maintenance between prepaid expense and tangible capital assets;
•	calculation of transition balances for tangible capital assets, and;
•	determination of depreciation rates and residual values of tangible capital assets.

c) Provincial Reporting Entity

These financial statements include those entities which make up the Provincial Reporting Entity. The Provincial Reporting Entity is comprised of certain organizations that are controlled by the government. These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below.

32	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

d) Basis of Consolidation

Transactions and balances of organizations are included in these financial statements through one of the following accounting methods:

Consolidation Method

This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations except that tangible capital asset policies of these organizations are not conformed to provincial policies. Inter-organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization. The organizations included through the consolidation method are:

Algonquin Golf Limited	New Brunswick Credit Union Deposit
Algonquin Properties Limited	Insurance Corporation
Ambulance New Brunswick Inc.	New Brunswick Health Council
Arts Development Trust Fund	New Brunswick Highway Corporation
Atlantic Education International Inc.	New Brunswick Housing Corporation
Collège communautaire du Nouveau-Brunswick	New Brunswick Immigrant Investor Fund (2009) Ltd.
Economic and Social Inclusion Corporation	New Brunswick Internal Services Agency
Energy Efficiency and Conservation Agency	New Brunswick Investment Management Corporation
of New Brunswick	New Brunswick Legal Aid Services Commission
Environmental Trust Fund	New Brunswick Lotteries and Gaming Corporation
FacilicorpNB Ltd.	Recycle New Brunswick
Forest Protection Limited	Regional Development Corporation
Horizon Health Network	Service New Brunswick
Invest NB	Sport Development Trust Fund
Kings Landing Corporation	Vitalité Health Network
New Brunswick Community College

Modified Equity Method

This method is used for government business enterprises (GBE’s). GBE’s are defined in Note 7 to these financial statements. The modified equity method reports a GBE’s net assets as an investment on the Province’s Statement of Financial Position. The net income of the GBE is reported as investment income on the Province’s Statement of Operations. Inter-organizational transactions and balances are not eliminated. All gains or losses arising from inter-organizational transactions between GBE’s and other government organizations are eliminated. The accounting policies of GBE’s are not adjusted to conform with those of other government organizations. The organizations that have been included through modified equity accounting are:

New Brunswick Electric Finance Corporation	New Brunswick Power Group
New Brunswick Liquor Corporation	New Brunswick Securities Commission
New Brunswick Municipal Finance Corporation

Transaction Method

This method records only transactions between the Province and the other organizations. The transaction method was used because the appropriate methods would not produce a materially different result. The organizations included through the transaction method are:

2012	PROVINCE OF NEW BRUNSWICK	33

NOTES TO THE FINANCIAL STATEMENTS

31 March 2012

New Brunswick Agricultural Insurance	New Brunswick Museum
Commission	New Brunswick Public Libraries Foundation
New Brunswick Arts Board	Premier’s Council on the Status of Disabled Persons
New Brunswick Energy and Utilities Board	Provincial Holdings Ltd.
New Brunswick Insurance Board	Strait Crossing Finance Inc.

NOTE 2 BUDGET

The budget figures included in these financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program and elimination of inter-account transactions.

In addition, budget figures were restated for the Province’s complete adoption of the tax transfers accounting standard. As described in Note 19, the Tuition Rebate and the Child Tax Working Income Supplement were the two remaining items identified for restatement. Revenue and expense budgets were increased by $32.2 million (Tuition Rebate $19.7 million and Child Tax Working Income Supplement $12.5 million) in order to present budget and actual figures on a comparative basis. Budget figures were also restated to properly reflect expenses for gaming revenue sharing agreements with First Nations. In the 2011-2012 Main Estimates, Lottery and Gaming revenue was budgeted net of these payments. To present the budget and actual figures on a comparative basis, the revenue and expense budgets have been increased by $14.5 million.

The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2012 reflect the acquisition of tangible capital assets and amortization expense. These amounts are disclosed in the Main Estimates as a separate schedule.

NOTE 3 FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT

The Province is required under the Fiscal Responsibility and Balanced Budget Act to report annually on the difference between the revenue and expenses, subject to the provisions of sections 4 and 5 of the Act, for the fiscal year to which the Public Accounts relate and the cumulative difference between revenues and expenses for the current fiscal period. 1 April 2011 marks the beginning of a new four year fiscal period. The previous fiscal period ended 31 March 2011.

Section 4 of the Act stipulates that for Balanced Budget purposes, the changes to accounting policies apply prospectively as of the first day of the fiscal year in which the change is implemented and do not affect any previous year.

Section 5(1) of the Act stipulates that any change made within the last fifteen months of the fiscal period or after completion of that period in relation to the official estimates by the Government of Canada for provincial entitlements under the Federal-Provincial Fiscal Arrangements Act (Canada), the Canada-New Brunswick Tax Collection Agreement or the Comprehensive Integrated Tax Coordination Agreement, shall not be taken into account.

Section 5(2) of the Act stipulates that any change made in relation to the first official estimates by the Government of Canada respecting provincial entitlements under the Federal-Provincial Fiscal Arrangements Act (Canada), the Canada-New Brunswick Tax Collection Agreement or the Comprehensive Integrated Tax Coordination Agreement for the last fiscal year of a fiscal period shall not be taken into account.

The surplus (deficit) according to the Fiscal Responsibility and Balanced Budget Act for the fiscal period ending 31 March 2012 is as follows:

34	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

(millions) 2012 Actual
Revenue	$7,789.0
Adjustments as per section 5(1) of the Act	---
Adjustments as per section 5(2) of the Act	---
Revenue as per Fiscal Responsibility and
Balanced Budget Act	7,789.0
Expense	8,049.6

Surplus (Deficit) for the year	(260.6)

The Province is required under the Act to report annually on the ratio of Net Debt to Gross Domestic Product (GDP) for the fiscal year to which the Public Accounts relate and the difference between that ratio and the ratio of Net Debt to GDP at the end of the previous fiscal period.

The following table presents the difference between the ratio for the fiscal period ending March 31, 2011 and for the year ended March 31, 2012.

	(millions)
	2011	2012	Difference
Net Debt	$9,615.7	$10,045.8
GDP (31 December)	$29,448.0	$30,773.0
Ratio of Net Debt to GDP	32.6%	32.6%	0% increase

NOTE 4 SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2012, the accumulated surplus in all Special Purpose Accounts totaled $119.6 million ($115.3 million in 2011). This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

CMHC Funding

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement. Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date. Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034.

2012	PROVINCE OF NEW BRUNSWICK	35

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

School District Self Sustaining Accounts

Self Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees. These special purpose accounts also record partnership activities with third parties to provide resources, services or grants to students.

The table below summarizes the change in the accumulated Special Purpose Account surplus:

	2011	(millions) 2012
	Accumulated Surplus	Revenue	Expense	Accumulated Surplus
Active Community School Sport Project	$—	$0.3	$0.3	$—
Archives Trust Account	0.1	—	—	0.1
Arts Development Trust Fund	—	0.7	0.7	—
Child Centered Family Justice Fund	—	0.5	0.5	—
CMHC Funding	51.8	12.3	14.1	50.0
Environmental Trust Fund	9.1	9.4	4.4	14.1
Fish Stocking Fund	0.9	0.3	—	1.2
Fred Magee Account	0.4	—	—	0.4
Grand Lake Meadows	0.1	—	—	0.1
Historic Places	0.1	—	—	0.1
Hospital Liability Protection Account	—	3.1	3.1	—
International Projects	0.1	1.2	0.1	1.2
Johann Wordel Account	0.1	—	0.1
Land Management Account	10.0	1.5	1.5	10.0
Library Account	0.5	0.3	0.3	0.5
Medical Research Assistance Account	2.4	—	0.3	2.1
Municipal Police Assistance	3.3	0.9	0.9	3.3
National Safety Code Agreement	—	0.2	0.2	—
Natural Resources Recoverable Projects	—	0.1	0.1	—
NB 911 Service Fund	10.0	5.9	5.0	10.9
NB Community College Scholarship Account	1.1	—	—	1.1
Provincial Parks	0.1	0.1	0.1	0.1
Provincial Proceeds of Crime	0.4	0.2	0.3	0.3
Public/Private Partnership Projects	0.2	—	—	0.2
Renovation of Old Government House	0.2	—	—	0.2
School District Scholarship and Trusts	—	0.2	0.2	—
School District Self Sustaining Accounts	17.5	22.1	22.0	17.6
Sport Development Trust Fund	—	0.5	0.5	—
Strait Crossing Finance Inc.	—	0.1	0.1	—
Suspended Driver - Alcohol Re-Education	0.1	0.4	0.4	0.1
Trail Management Trust Fund	1.3	1.4	1.3	1.4
Training Recoverable Projects	3.0	1.2	1.6	2.6
Victim Services Account	1.4	1.9	2.3	1.0
Wildlife Trust Fund	1.1	1.2	1.4	0.9
	$115.3	$66.0	$61.7	$119.6

36	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 5 SHORT TERM INVESTMENTS

The fair value of short-term investments at March 31, 2012 is not materially different from the carrying value. Short-term investments primarily consist of investments in banker’s acceptances and term deposits.

 NOTE 6 OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $1,480.5 million ($1,557.3 million 2011). That amount includes $821.8 million ($841.3 million 2011) in principal and $658.7 million ($716.1 million 2011) in interest.

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)

2012-2013	$89.1
2013-2014	88.5
2014-2015	88.0
2015-2016	87.4
2016-2017	87.4

NOTE 7 GOVERNMENT BUSINESS ENTERPRISES

A Government Business Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Business Enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as described in Note 1 to these financial statements. In addition we have included summary information for the NB Power Group in the narrative section following the table below. The financial results of the NB Power Group are included in New Brunswick Electric Finance Corporation’s financial statements using the modified equity method.

New Brunswick Liquor Corporation (Liquor)	31-03-12
New Brunswick Municipal Finance Corporation (Municipal Finance)	31-12-11
New Brunswick Electric Finance Corporation (NB Electric Finance)	31-03-12
New Brunswick Power Group (NB Power Group)	31-03-12
New Brunswick Securities Commission (Securities)	31-03-12

The following table presents condensed financial information of these Government Business Enterprises.

2012	PROVINCE OF NEW BRUNSWICK	37

NOTES TO THE FINANCIAL STATEMENTS

31 March 2012

	Liquor	Municipal Finance	NB Electric Finance	Securities	Total
Assets
Cash and
Equivalents	$2.6	$1.2	$0.1	$3.0	$6.9
Receivables	4.0	3.7	634.4	—	642.1
Prepaids	0.5	—	—	—	0.5
Inventories	21.6	—	—	—	21.6
Investments	—	0.7	349.7	1.6	352.0
Deferred Charges	0.2	—	—	—	0.2
Fixed Assets	7.7	—	—	0.3	8.0
Long Term Notes
Receivable	—	803.6	3,994.8	—	4,798.4
Intangible Assets	1.5	—	—	—	1.5
Total Assets	$38.1	$809.2	$4,979.0	$4.9	$5,831.2

Liabilities
Payables	$11.8	$3.7	$542.2	$0.4	$558.1
Deferred Revenue	—	—	0.1	2.3	2.4
Other Long Term
Liabilities	4.6	—	126.2	0.5	131.3
Long Term Debt	—	804.3	4,658.8	—	5,463.1
Sinking Funds	—	—	(378.2)	—	(378.2)
Total Liabilities	16.4	808.0	4,949.1	3.2	5,776.7

Equity
Retained Earnings	21.7	1.2	27.2	1.7	51.8
Accumulated Other
Comprehensive Income	—	—	2.7	—	2.7
Total Equity	21.7	1.2	29.9	1.7	54.5
Total Liabilities and
Equity	$38.1	$809.2	$4,979.0	$4.9	$5,831.2

Net Income
Revenue	$397.8	$35.0	$486.3	$13.2	$932.3
Expenses	(233.7)	(1.0)	(77.3)	(5.3)	(317.3)
Interest and Related
Expense	—	(33.8)	(264.0)	—	(297.8)
Net Income	$164.1	$0.2	$145.0	$7.9	$317.2

The financial information of Government Business Enterprises is prepared according to the accounting standards applicable to each reporting entity, using accounting policies that are appropriate for the industry segment in which they operate. These accounting policies may not be consistent with accounting policies used by other member organizations of the Provincial Reporting Entity.

38	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick. The Corporation’s financial statements are prepared in accordance with International Financial

Reporting Standards.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority. The Province is guarantor of all debt issued by the Corporation. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Electric Finance Corporation

New Brunswick Electric Finance Corporation (NBEFC) was established under the Electricity Act, which came into force on October 1, 2004 and is incorporated under the Business Corporations Act of New Brunswick. NBEFC has as its mandate to manage the assets, liabilities, rights and obligations that NBEFC received as part of the restructuring of New Brunswick Power Holding Corporation, and to dispose or otherwise deal with them as it sees fit.

NBEFC records the financial results of the NB Power Group using the equity method. The $349.7 million shown by NBEFC as an investment on its balance sheet is equal to the amount of capital stock of the NB Power Group plus all earnings of the NB Power Group subsequent to 30 September 2004. The NB Power Group’s net income is reported as income on NBEFC’s “Statement of Income and Accumulated Surplus (Deficit)”. Unrealized intercompany gains or losses are eliminated.

NBEFC’s net income was reduced by $41.2 million of unrealized intercompany gains related to expenses deferred under the rate regulatory accounting used by the NB Power Group. In addition, NBEFC’s “Other Comprehensive Income” was reduced by $3.9 million to adjust for the change in unrealized gain resulting from NB Power Group’s recognition of a “Future special payments in lieu of income taxes other comprehensive income” asset. The specific treatment of costs by the NB Power Group is outlined in the Electricity Act.

The amount of $3,994.8 million reported by NBEFC as Long Term Notes Receivable is included by the NB Power Group as Long Term Debt. In addition, $4,654.6 million of the amount shown as Long Term Debt of NBEFC has been borrowed by the Province and is shown on the Statement of Financial Position as a reduction of Funded Debt. The Corporation’s financial statements were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with the preceding year.

New Brunswick Power Group

The New Brunswick Power Corporation was established as a Crown Corporation of the Province of New Brunswick in 1920 by enactment of the New Brunswick Electric Power Act. On October 1, 2004 the Province of New Brunswick proclaimed the Electricity Act which resulted in the reorganization of NB Power and the restructuring of the electricity industry in New Brunswick. NB Power was continued as New Brunswick Power Holding Corporation with four new subsidiary operating companies (NB Power Group) which commenced operations on that date.

The NB Power Group provides for the continuous supply of energy adequate for the needs and future development of the Province, and promotes economy and efficiency in the distribution, supply, sale and use of power.

The 31 March 2012 combined statements of the NB Power Group report a net earnings of $173 million on total revenue of $1,646 million. Total assets reported were $6,006 million. Of this amount, $3,909 million is related to the net book value of tangible capital assets. The statements also report total liabilities of $5,552 million of which $3,469 million is long term debt and $481 million matures in the 2012-2013 fiscal year. The Corporation’s financial statements were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with the preceding year.

2012	PROVINCE OF NEW BRUNSWICK	39

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

New Brunswick Securities Commission

The New Brunswick Securities Commission is a Provincial Corporation under the Securities Act (New Brunswick) established on July 1, 2004. The business of the Commission is the regulation of the New Brunswick capital markets, including administration of the Act, the General Regulation and the New Brunswick Securities Commission rules. The Corporation’s financial statements are prepared in accordance with International

Financial Reporting Standards.

NOTE 8 TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services. The Province does not capitalize computer hardware and software.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets. Intangibles and items inherited by right of the Crown, such as Crown lands, forests and mineral resources, are not recognized in the financial statements. Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances included, where available, acquisition totals reported in Public Accounts from 1973 to 2004. Surfacing costs have been segregated starting in 2005. Prior to 2005, these costs were included in roads and highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows. One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various classes as of March 31, 2012 are costs for assets under construction, which are not amortized. These costs are for buildings ($145.1 million); bridges, roads and highways ($257.4 million); ferries ($3.2 million); and water management systems ($3.5 million).

40	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

	(millions) 2012								2011
	Land	Buildings and Land Improvements	Machinery and Equipment	Ferries	Vehicles and Mobile Heavy Equipment	Roads, Bridges and Highways	Dams and Water Management Systems	Total	Total
Estimated Useful
Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50

Cost
Opening Costs	$340.6	$3,256.0	$691.8	$96.6	$245.1	$7,046.9	$56.2	$11,733.2	$10,959.3
Additions	4.6	212.3	35.1	18.5	24.3	209.8	0.4	505.0	850.0
Disposals	(0.3)	(27.7)	(16.1)	—	(17.9)	—	(16.2)	(78.2)	(72.4)
Impairments	—	—	—	—	—	—	—	—	(3.7)
Closing Costs	344.9	3,440.6	710.8	115.1	251.5	7,256.7	40.4	12,160.0	11,733.2

Accumulated
Amortization
Opening
Accumulated
Amortization	—	1,413.0	529.1	7.3	152.4	2,387.3	2.4	4,491.5	4,253.3
Amortization Expense	—	87.4	33.1	1.8	17.1	184.1	0.9	324.4	306.0
Disposals	—	(20.0)	(14.3)	—	(17.5)	—	—	(51.8)	(67.8)
Closing Accumulated
Amortization	—	1,480.4	547.9	9.1	152.0	2,571.4	3.3	4,764.1	4,491.5

Net Book Value	$344.9	$1,960.2	$162.9	$106.0	$99.5	$4,685.3	$37.1	$7,395.9	$7,241.7

2012	PROVINCE OF NEW BRUNSWICK	41

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 9 DEFERRED CAPITAL CONTRIBUTIONS

Capital contributions related to the acquisition of tangible capital assets are deferred and amortized over the useful life of the related asset. The amortization of capital contributions is reported as revenue in the Statement of Operations. Deferred capital contributions represent the unamortized portion of these contributed amounts. The changes in the balance of deferred capital contributions during the year are as follows:

	(millions)
	2012	2011

Balance, beginning of year	$983.0	$925.6
Contributions received	46.6	94.5
Amortized to revenue during the year	(37.2)	(37.1)
Disposals	(17.9)	—

Balance, end of year	$974.5	$983.0

NOTE 10 BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

The balance of borrowing authority granted under the Provincial Loans Act is as follows:

	(millions)
		Authority
		Granted	Borrowing
	Balance	During the	During the	Balance
	2011	Year	Year	2012

Loan Act 2010	$722.7	$—	$689.1	$33.6
Loan Act 2011	—	1,300.0	674.3	625.7
	$722.7	$1,300.0	$1,363.4	$659.3

Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $2,200.0 million. At 31 March 2012, the short term borrowing of the Province was $674.5 million.

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises. As at 31 December 2011, long term debt owed by the corporation was $809.4 million. The Province guarantees this debt.

42	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 11 FUNDED DEBT

The following is a maturity schedule for the total amount of the Province’s Funded Debt.

		(millions)
Fiscal Year of Maturity	Interest Rate (%) Range	Currency Amount	Total Funded Debt	NB Electric Finance Corporation	Funded Debt for Provincial Purposes
2012-2013	7.6	US $200.0	$199.8	$(99.9)	$99.9
	4.5-9.5	CAN $1,128.2	1,128.2	(325.0)	803.2
			1,328.0	(424.9)	903.1

2013-2014	6.8	US $200.0	199.8	(99.9)	99.9
	3.4-8.5	CAN $1,099.4	1,099.4	(220.0)	879.4
			1,299.2	(319.9)	979.3

2014-2015	4.5	CAN $550.0	550.0	—	550.0
	Floating	CAN $300.0	300.0	—	300.0
			850.0	—	850.0

2015-2016	2.9	CHF 300.0	321.4	—	321.4
	0.0-8.8	CAN $727.0	727.0	(400.0)	327.0
			1,048.4	(400.0)	648.4

2016-2017	5.2	US $500.0	584.8	—	584.8
	4.7	CAN $639.4	639.4	(400.0)	239.4
			1,224.2	(400.0)	824.2

2017-2018	5.2-9.8	US$1,150.0	1,130.6	(249.8)	880.8
& After	4.4-6.8	CAN $10,626.6	10,626.6	(2,860.0)	7,766.6
			11,757.2	(3,109.8)	8,647.4

Total Funded Debt			17,507.0	(4,654.6)	12,852.4

Less: Debt Issued to the New Brunswick
Immigrant Investor Fund (2009) Ltd.			66.4	—	66.4

Funded Debt Before Sinking Fund Investments			17,440.6	(4,654.6)	12,786.0

Less: Sinking Fund Investments			4,615.2	(378.2)	4,237.0
Funded Debt Outstanding			$12,825.4	$(4,276.4)	$8,549.0

2012	PROVINCE OF NEW BRUNSWICK	43

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Pursuant to section 12 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2012, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $4,237.0 million ($4,341.4 million 2011). Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick. The provincial net book value of these investments at 31 March 2012 was $2,204.7 million ($2,417.6 million 2011).

Because government business enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding. Note 7 to these financial statements discloses the long term debt obligations of government business enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule. They have been reflected in that schedule in the currency payable per each financial swap agreement.

	(millions) 2012
Fiscal Year of Maturity	Amount Payable in Original Currency		Amount Payable Per Financial Swap Agreement		Canadian Dollar Equivalent
2015-2016	CHF	300.0	CAN $	321.4	$321.4
2016-2017	US $	500.0	CAN $	584.7	584.7
2018-2019	US $	750.0	CAN $	734.0	734.0
2020-2021	US $	50.0	CAN $	48.9	48.9
2022-2023	US $	100.0	CAN $	97.8	97.8

					$1,786.8

The swap agreements are interest rate and currency swap agreements.

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt:

Fiscal Year	(millions)
2012-2013	$126.5
2013-2014	113.1
2014-2015	106.3
2015-2016	99.8
2016-2017	93.3

44	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 12 DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $473.8 million ($475.2 million 2011), which consists of:

	(millions)
	2012	2011

Interest	$870.3	$856.1
Interest on Fredericton Moncton Highway Capital Lease	48.6	50.2
Interest on Other Capital Leases	9.0	4.6
Foreign Exchange Expense	(22.3)	(25.1)
Amortization of Discounts and Premiums	4.5	5.5
Other Expenses	1.0	0.8
	911.1	892.1
Interest Recovery for Debt Incurred for the New Brunswick
Electric Finance Corporation	(249.3)	(250.6)
Service of the Public Debt	661.8	641.5
Sinking Fund Earnings	(225.6)	(223.5)
	436.2	418.0
Pension Interest Charged	32.0	52.9
Interest on Debt to Finance Student Loan Portfolio	5.6	4.3
	$473.8	$475.2

2012	PROVINCE OF NEW BRUNSWICK	45

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 13 PENSION PLANS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive pension benefits. The Pension plans under which these benefits are received are as follows:

Date of Latest
Actuarial Valuation
Plan Name	for Accounting
Purposes

Public Service Superannuation Act (PSSA)	01 April 2011
Teachers’ Pension Act (TPA)	01 April 2011
Provincial Court Act and Provincial Court Judges’ Pension Act
(Judge)	01 April 2011
Members’ Superannuation Act and Members’ Pension Act
(Member)	01 April 2011
Pension Plan for Canadian Union of Public Employees of
New Brunswick Hospitals (H-CUPE)	--
Pension Plan for Management Employees of New Brunswick
School Districts (Sch-Mgt)	31 December 2011
Pension Plan for General Labour, Trades and Services Employees
of New Brunswick School Districts (GLTS)	31 December 2011
Pension Plan for Full-Time CUPE 2745 Employees of New
Brunswick School Districts (CUPE 2745)	31 December 2011
Ombudsman Act (Ombud)	--
Pension Plan for Certain Bargaining Employees of
New Brunswick Hospitals (H CBE)	--
Pension Plan for Part-time and Seasonal Employees (Part-time)	--
Early Retirement Programs (Early Ret)	01 April 2009

Pension trust funds distinct from the Consolidated Fund exist for each of these pension plans, except the Members’ Superannuation Act, Members’ Pension Act and the Ombudsman Act and Early Retirement Programs.

The pension expense and liability relating to NB Power employees belonging to the Public Service Superannuation Act are fully accounted for in the financial statements of NB Power. The schedules in this note have been adjusted to reflect this.

46	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

The following is a summary of the contribution levels and basic member benefits for each pension plan. Complete plan descriptions are contained in the specific plan documentation.

	Contributions
	Employee			Benefits
Plan	Earnings Up to YMPE	Earnings Above YMPE	Employer	Unreduced Benefits	Reduced Benefits	Basic Benefit	Annual Benefit Indexing
PSSA	5.80%	7.50%	Determined by an actuary required to fund current service costs, plus special payments determined by an actuary.	Age 60 with 5 years service.	Age 55 with 5 years service.	2.0% of salary times years service. Integrated with CPP.	Up to 5.00%

TPA	7.30%	9.00%	Equal to Employee contributions, plus special payments as determined by an actuary.	Sum of age and years of service 87; 35 years service; or age 65 with 5 years service; or age 60 with 20 years service.	Sum of age and service total 80 or age 60 with 5 years service.	2.0% of salary times years service. Integrated with CPP.	Up to 4.75%

Sch Mgt	This plan is being curtailed. There are no current contributors to the plan.		N/A	Age 60 with 5 continuous years service.	At age 55 with 5 continuous years service.	2.0% of salary times years service. Integrated with CPP.	Up to 3.00%

CUPE 2745	5.00%	6.50%	142.4% of employee contributions plus special payments determined by an actuary.	Age 60 with 5 years continuous employment.	Age 55 with 5 years continuous employment.	1.3% of salary times years service.	Up to 2.00%

GLTS	5.50%	7.00%	Not less than 95% of employee contributions, plus special payments as determined by an actuary.	Age 60 with 5 years continuous service.	Age 55 with 5 years continuous employment.	1.4% to 2.0% of salary times years service.	Up to 2.00%

2012	PROVINCE OF NEW BRUNSWICK	47

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Contributions
Employee	Benefits

Plan	Earnings Up to YMPE	Earnings Above YMPE	Employer	Unreduced Benefits	Reduced Benefits	Basic Benefit	Annual Benefit Indexing

Judge a)Provincial Court Act	8.00%	8.00%	Determined by an actuary plus special payments determined by an actuary.	Age 60 with 25 years service or at age 65 with 10 years service.	N/A	60% of salary Integrated with CPP.	Up to 6.00%
b)Provincial Court Judges’ Pension Act	8.00%	8.00%	Determined by an actuary plus special payments determined by an actuary.	Age 60 with 2 years service.	2 years service.	3% per year of service up to 65% of salary. Not integrated with CPP	Up to 5.00%
H - CUPE	6.17%	6.17%	Equal to employee contributions.	Age 60 with 5 years continuous service.	Age 55 with 5 years continuous employment.	1.4% to 1.75% of salary times years service.	2.00%.
H CBE	6.035%	7.46%	Equal to employee contributions.	Age 60 with 5 years continuous service. Normal retirement at age 65.	Age 55 with 5 years continuous employment.	1.3% of salary up to YMPE and 2% of excess of YMPE times years of service.	Up to 4.00%.
	(6.265% and 7.69 % respectively for Para Medical and Specialized Health Care Professionals groups)

Part-Time	2.00%, 3.25% or 4.50%	N/A	Equal to employee contributions.	Normal retirement age 65.	N/A	Defined contribution plan.	N/A

Ombud	This plan has no active members and exists solely to pay benefits to past Ombudsmen or their beneficiaries.
The current and future Ombudsmen are members of either the Judges’ or PSSA Plan.

Early Ret	The Province has obligations under various early retirement initiatives.

48	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Member	a)	Members’ Superannuation Plan
Applies to Members of the Legislative Assembly who were MLA’s prior to enactment of the Members’ Pension Act.
Members contribute 9% of MLA’s indemnity plus 6% of Minister’s salary.

Province contributes amount equal to excess of pension payments over member contributions plus interest.
Eligible for unreduced MLA benefits upon ceasing to be an MLA with at least 10 sessions service.

Eligible for Ministers’ benefits upon ceasing to be an MLA with at least 10 sessions service and at least 6 months Minister’s service.
Basic MLA benefits equal 3% of average indemnity times number sessions served.
Basic Minister’s benefits equal 3% of Ministers’ average salary times years service as a Minister.

	b)	Members’ Pension Plan

Members contribute lesser of a) 9% of MLA’s indemnity plus 9% of Minister’s salary and b) maximum deductible RPP contributions per Income Tax Act.
Province contributes amount equal to excess of pension payments over member contributions plus interest.
Eligible for unreduced basic and supplemental MLA benefits at age 60 upon ceasing to be an MLA with minimum 8 sessions service.
Eligible for unreduced Ministers’ benefits at age 60 upon ceasing to be an MLA with at least 8 sessions service and at least 6 months Minister’s service.

Eligible for reduced basic and supplemental MLA benefits at age 55 upon ceasing to be an MLA with minimum 8 sessions service.
Eligible for reduced Ministers’ benefits at age 55 upon ceasing to be an MLA with at least 8 sessions service and at least 6 months Minister’s service.
Basic MLA benefits equal 2% of average indemnity times sessions served. Additional supplementary allowance of 50% of basic MLA’s pension.
Basic Ministers’ benefits equal 2% of Ministers’ average salary times years service as Minister. Additional supplementary allowance of 50% of basic Ministers’ pension amount.

YMPE	Year’s Maximum Pensionable Earnings

2012	PROVINCE OF NEW BRUNSWICK	49

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

b) Pension Liability

With the exception of the H - CBE plan and the H - CUPE plan and the Part-Time plan, the Province is liable for any excess of accrued pension benefits over pension fund assets.  The H   CBE and H   CUPE plans are defined benefit plans with fixed employer contributions and the Part-Time plan is a defined contribution plan.  The Province’s liability related to these plans is limited to its annual contributions to the plans.

The Provincial share of the estimated pension surplus for all defined benefit pension plans is $259.5 million ($219.9 million 2011).  This estimate is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed above.  This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date.  These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality.  Section d) of this note lists some of the actuarial assumptions used.  Section e) lists selected information about plan members.

The value of accrued benefits in all defined benefit plans exceeds the value of assets resulting in an actuarial pension liability of $643.6 million.  However, the calculation of this liability includes estimates of future events and market values of assets which can be volatile.  The effects of experience gains and losses on market values and the actuarial liability, as well as effects of assumption changes are amortized over future years.  Unamortized experience gains and losses of $903.1 million reduce the actuarial liability.

c) Summary Pension Information

Details of the pension liability, unamortized adjustments, pension expense and change in pension liability are outlined in the following table.  The estimated accrued benefits and the value of plan assets reported have been updated to the most recent year end of the applicable pension plan.  This was based on a projection of the actuarial assumptions and on actual contribution levels.  The plans for hospital and school district employees have 31 December year ends.  All other plans have 31 March year ends.

50	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Summary Pension Information

						(millions)
						2012								2011
					Sch-		CUPE				Part-	Early
	PSSA	TPA	Judge	Member	Mgt	GLTS	2745	Ombud	H-CUPE	H-CBE	Time	Ret	Total	Total

Accrued benefit obligation beginning of year	$4,027.6	$4,238.4	$48.5	$57.3	$16.2	$278.7	$63.3	$—	$—	$—	$—	$165.7	$8,895.7	$8,570.2
Actuarial (gains) losses	67.4	17.9	(0.4)	3.3	0.2	0.8	0.1	—	—	—	—	—	89.3	(8.8)
Benefits accrued	119.3	82.1	2.3	2.4	—	8.1	1.8	—	—	—	—	—	216.0	205.2
Interest	282.0	290.4	3.0	2.7	1.1	19.2	4.4	—	—	—	—	8.1	610.9	595.8
Reciprocal payments and refunds	0.6	3.2	—	—	—	—	—	—	—	—	—	—	3.8	8.4
Benefit payments	(207.9)	(253.7)	(1.2)	(3.2)	(1.1)	(14.7)	(2.1)	—	—	—	—	(13.5)	(497.4)	(475.1)

Accrued benefit obligation end of year	4,289.0	4,378.3	52.2	62.5	16.4	292.1	67.5	—	—	—	—	160.3	9,318.3	8,895.7

Plan assets beginning of year	3,978.8	4,033.7	29.6	—	10.5	252.7	55.9	—	25.8	—	—	—	8,387.0	7,703.1
Actuarial gains (losses)	(90.0)	(76.9)	(0.8)	—	(0.6)	(18.0)	(5.2)	—	—	—	—	—	(191.5)	226.6
Return on plan assets	275.5	278.0	2.1	—	0.7	17.5	3.9	—	—	—	—	—	577.7	541.9
Employer contributions	123.8	139.3	1.0	—	—	8.0	2.0	—	—	—	—	—	274.1	263.0
Employee contributions	55.0	48.1	0.5	—	—	3.6	0.9	—	—	—	—	—	108.1	110.5
Benefit payments	(207.9)	(253.7)	(1.2)	—	(1.1)	(14.7)	(2.1)	—	—	—	—	—	(480.7)	(458.1)

Plan assets end of year	4,135.2	4,168.5	31.2	—	9.5	249.1	55.4	—	25.8	—	—	—	8,674.7	8,387.0

Actuarial Pension Liability (Surplus)	153.8	209.8	21.0	62.5	6.9	43.0	12.1	—	(25.8)	—	—	160.3	643.6	508.7

Unamortized adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Opening balance	(175.5)	(492.5)	(2.2)	(3.6)	(42.1)	(12.7)	—	—	—	—	—	—	(728.6)	(1,063.7)
New adjustments	(157.5)	(94.9)	(0.4)	(3.3)	(0.8)	(18.8)	(5.3)	—	—	—	—	—	(281.0)	235.4
Amortization	39.1	54.8	—	0.9	0.8	8.7	2.2	—	—	—	—	—	106.5	99.7

Unamortized Adjustments Ending balance	(293.9)	(532.6)	(2.6)	(6.0)	—	(52.2)	(15.8)	—	—	—	—	—	(903.1)	(728.6)

Valuation adjustment
Opening balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Change	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Ending balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Pension Liability (Surplus)	$(140.1)	$(322.8)	$18.4	$56.5	$6.9	$(9.2)	$(3.7)	$—	$(25.8)	$—	$—	$160.3	$(259.5)	$(219.9)

2012	PROVINCE OF NEW BRUNSWICK	51

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Summary Pension Information (continued)

	(millions)
	2012														2011
						Sch-		CUPE				Part-	Early
	PSSA		TPA	Judge	Member	Mgt	GLTS	2745	Ombud	H-CUPE	H-CBE	Time	Ret	Total	Total

Expense
Employers’ share of pension benefits earned		$53.3	$36.9	$1.8	$1.9	$—	$4.5	$0.9	$0.2	$14.1	$26.5	$8.8	$—	$148.9	$137.4
Interest		5.3	12.4	0.9	2.7	0.4	1.7	0.5	—	—	—	—	8.1	32.0	52.9
Amortization of adjustments		39.1	54.8	—	0.9	0.8	8.7	2.2	—	—	—	—	—	106.5	99.7
Change in valuation adjustment

Total pension expense		97.7	104.1	2.7	5.5	1.2	14.9	3.6	0.2	14.1	26.5	8.8	8.1	287.4	290.0
Employer contributions	1	111.1	139.1	1.0	2.7	—	8.0	2.0	0.2	14.1	26.5	8.8	13.5	327.0	313.3

Change in pension liability		$(13.4)	$(35.0)	$1.7	$2.8	$1.2	$6.9	$1.6	$—	$—	$—	$—	$(5.4)	$(39.6)	$(23.3)

1	Only includes contributions from consolidated fund and entities consolidated

2	The Province has no liability for the Ombudsman, H-CUPE, H-CBE and Part-Time plans beyond its annual employer contribution thus no information regarding plan assets and liabilities is reported above.

3	The asset related to the H-CUPE plan relates to a prepayment of contributions.

4
The most recent actuarial valuation for H-CBE was as of 31 December 2010 and showed a liability of $1,388.0 million. A projection of the liability to 31 December 2011 was $1,497.0 million. Plan assets at 31 December 2011 were $1,113.0 million resulting in a deficit of $384.0 million.

5
The most recent actuarial valuation for H-CUPE was as of 1 January 2010 and showed a liability of $622.4 million. A projection of the liability to 31 December 2011 was $694.8 million. Plan assets at 31 December 2011 were $452.0 million resulting in a deficit of $242.8 million.

52	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

d) Actuarial Assumptions

Calculation of the Province’s employee pension obligations and related pension expenditure is based on long term actuarial assumptions except the Members’ Plan where both short and long term assumptions are used. In addition, salary increase assumptions have been refined given wage freeze measures implemented in the short term.

The table below discloses the assumptions used in the actuarial valuations.

			Rate of Pension
	Rate of Return		Escalation after
Plan	on Assets (%)	Inflation (%)	Retirement (%)

PSSA	6.96	2.50	2.30 to 2.40
TPA	6.96	2.50	2.20 to 2.40
Judge	7.12	2.50	2.30 to 2.40
Sch Mgt	6.96	2.50	2.10
GLTS	6.96	2.50	2.00
CUPE 2745	6.96	2.50	2.00
Member	4.53	2.50	2.30 to 2.40

Annual Wage and Salary Increase Assumptions (%) (excludes promotional scale)

	2012	2013	2014	2015	2016+

PSSA	2.0%	2.0%	2.0%	2.0%	3.0%
TPA	0.0%	0.0%	2.0%	2.0%	3.0%
Judge	4.0%	4.0%	4.0%	4.0%	4.0%
Sch Mgt	2.0%	2.0%	2.0%	2.0%	3.0%
GLTS	2.0%	2.0%	2.0%	2.0%	3.0%
CUPE 2745	2.0%	2.0%	2.0%	2.0%	3.0%
Member	3.0%	3.0%	3.0%	3.0%	3.0%

These assumptions have been used to determine the amount of the Province’s obligation for pension benefits outstanding and the value of benefits earned by employees during the fiscal year and are based on management’s best estimates. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the pension plans.

2012	PROVINCE OF NEW BRUNSWICK	53

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

e) Member Data

The following table lists data about the members of each plan.

Plan	Estimated Average Remaining Service Life (Years)	Number of Active Contributors	Number of Pensioners	Average Annual Salary of Contributors	Average Annual Pension
PSSA	14	19,611	13,441	$60,524	$20,603
TPA	16	10,025	8,462	69,247	30,429
Judge	6	29	27	205,519	44,950
Sch Mgt	--	N/A	94	N/A	12,046
GLTS	8	2,160	1,411	31,614	9,872
CUPE 2745	9	874	326	28,497	6,968
Member	10
Member		55	89	85,000	27,205
Minister		20	38	51,437	5,951

The Members’ Pension Plan provides for a benefit based on years of service and salary as a Member and a benefit based on years of service and salary as a Minister. All Ministers are also included as a Member.

NOTE 14 SICK LEAVE LIABILITY

The Province of New Brunswick’s employees working full-time and part-time hours in government departments, school districts and other agencies receive sick leave that is earned at varying amounts per group. Unused hours can be carried forward for future paid leave, up to predetermined maximum amounts. This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these financial statements. The latest actuarial valuation was calculated as at 31 March 2012 for government department and school district employees, and between 1 January 2011 and 31 March 2012 for the other agency employees.

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate:	Equal to the Province’s long term borrowing rate of 3.52% as at 31 March 2012, and 4.53% as at 31 March 2011.

Salary Growth Rate:
	Short term	Long term

	0.0% to 3.0%	3.0%

The following table presents the liability at 31 March:

54	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

		(millions) 2012			2011
	Government Departments	School Districts	Other Agencies	Total	Total
Accrued benefit obligation beginning of year	$49.4	$59.8	$94.3	$203.5	$196.6
Actuarial (gains) losses	3.1	4.1	0.6	7.8	1.8
Benefits accrued	5.7	5.9	11.8	23.4	22.4
Interest	2.2	2.7	4.2	9.1	9.3
Benefit payments	(6.5)	(8.0)	(13.2)	(27.7)	(26.6)

Accrued benefit obligation end of year	53.9	64.5	97.7	216.1	203.5

Unamortized adjustments
Opening balance	(0.6)	(1.1)	(0.2)	(1.9)
New adjustments	(3.1)	(4.1)	(0.5)	(7.7)	(1.9)
Amortization	0.1	0.1

Unamortized Adjustments Ending balance	(3.7)	(5.1)	(0.7)	(9.5)	(1.9)

Total Benefit Liability	$50.2	59.4	$97.0	$206.6	$201.6

Other agencies includes Horizon Health Network, Vitalité Health Network, New Brunswick Community College, Collège communautaire du Nouveau-Brunswick, Service New Brunswick, New Brunswick Investment Management Corporation, and Recycle New Brunswick.

NOTE 15 CONTINGENT LIABILITIES

a) Guaranteed Loans

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes. At 31 March 2012, the total contingent liability in respect of these guarantees was $107.3 million ($141.2 million 2011), of which the Province has recognized $58.2 million as a liability in the Statement of Financial Position ($49.1 million 2011).

2012	PROVINCE OF NEW BRUNSWICK	55

NOTES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	Authorized Limit	Contingent Liability
Agricultural Development Act	$6.3	$6.3
Economic Development Act	128.0	83.3
Fisheries Development Act	9.2	9.2
Livestock Incentives Act	0.6	0.5
Nursing Homes Act	5.7	5.7
Regional Development Corporation Act	2.3	2.3
		107.3
Less: Included in Allowance for Losses (Schedule 8)		58.2
		$49.1

b) New Brunswick Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation (NBMFC) is included in the Province’s reporting entity under Note

1. The Province guarantees the payment of principal and interest of any borrowing by NBMFC. In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has guaranteed the payment due to the Corporation from the defaulting municipal enterprise. As of 31 December 2011, total debenture debt outstanding was $809.4 million ($730.1 million in 2010).

c) New Brunswick Credit Union Deposit Insurance Corporation

The New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) guarantees the repayment of deposits with the New Brunswick credit unions and caisse populaires. NBCUDIC is included in the Province’s reporting entity as described in Note 1. As of 31 December 2011, deposits of the credit unions and caisse populaires totalled $3.3 billion ($3.2 billion in 2010). In addition, NBCUDIC has guaranteed specific losses up to $18.5 million until 2012.

d) Provincial Holdings Ltd.

Provincial Holdings Ltd. (PHL) is wholly owned by the Province and is responsible for administering industrial development project investments. Any resulting losses on loans guaranteed by PHL will be borne by the Province. At 31 March 2012, the total loan guarantees authorized totalled $15.0 million with a contingent liability of $12.0 million. A provision related to these guarantees has been included in the Allowance for Losses schedule in these financial statements.

e) Environmental Responsibility

The Province of New Brunswick has assumed responsibility for reclamation and environmental protection of the Restigouche mining site. There is no imminent environmental or health threat from the property as it is being continually monitored and managed. The Province currently holds a cash security in the amount of $1.6 million for remediation. The estimated cost to complete a full reclamation at this site is $4.6 million over and above the security in place. There has been no decision at this time to proceed with full reclamation of the site.

f) Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

56	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

g) Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities. Amounts totalling $19.8 million have been accrued in these financial statements which represents management’s best estimate of the likely losses due to legal actions. The Province of New Brunswick is also involved in various legal actions, the outcome of which is not determinable.

NOTE 16 COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government business enterprises, for the rental of space and equipment amounts to $691.7 million ($483.9 million 2011). Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year	(millions)
2012-2013	$101.7
2013-2014	84.7
2014-2015	66.3
2015-2016	59.0
2016-2017	57.4

b) Nursing Homes

The Department of Social Development includes in its annual operating budget funding for the repayment of approved long term debt of certain nursing homes. The Department funds the nursing homes through grants which pay the difference between operating expenses and revenue from other sources.

Total long term debt of these nursing homes at 31 March 2012 amounted to approximately $298.7 million ($263.1 million 2011). Of the $298.7 million nursing home debt, the Province has issued guarantees totalling approximately $5.7 million ($6.4 million 2011) which is included as a contingent liability.

c) Contractual Obligations

The nature of the government’s activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments of $2,853.1 million. Significant commitments and agreements are as follows:

(millions)

Consolidated Fund Entities	$706.9
Other Government Entities	2,043.2
Government Business Enterprises	103.0

Significant commitments and agreements include:

2012	PROVINCE OF NEW BRUNSWICK	57

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Consolidated Fund Entities

	2013	2014	2015	2016	2017+	Totals

Education and Early Childhood Development
Other Educational Operating Services	$7.6	$4.9	$1.1	$0.1	$—	$13.7
Finance
Project Management, Marketing, Web and Staffing Services	0.8	0.5	0.1	—	—	1.4
Health
Various Health Care Services	21.2	6.3	67.9	11.0	236.3	342.7
Intergovernmental Affairs
2014 World Acadian Conference	0.5	0.8	0.4			1.7
Natural Resources
Various Agreements Under Natural Resources
Management	0.7	—	—	—	—	0.7
Public Safety
Motor Vehicle Modernization Project	0.6	—				0.6
Supply and Services
Provincial Building Acquisition and Maintenance	37.5	1.7	0.1	—	—	39.3
Tourism and Parks
Advertising, Publication, Software and Web
Service Contracts	1.7	1.6	1.0	—	—	4.3
Transportation
Fundy Islands Ferry Services Project
Operations Agreement	11.5	14.2	14.5	14.8	193.5	248.5
National Highways System	20.1	3.0	—	—	—	23.1
Permanent Bridges and Highways	32.7	5.7	—	—	—	38.4
Rural Road Initiative	5.3	—	—	—	—	5.3
Subtotal	140.2	38.7	85.1	25.9	429.8	719.7
Capital Contributions from Outside Sources	11.5	1.3				12.8
Total	$128.7	$37.4	$85.1	$25.9	$429.8	$706.9

58	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Other Government Entities

	2013	2014	2015	2016	2017+	Totals

Ambulance NB
Management of Ambulance Services
through NB EMS	$28.2	$28.2	$28.2	$28.2	$28.2	$141.0
New Brunswick Highway Corporation
Maintenance and Rehabilitation of the
Fredericton to Moncton Highway	17.6	21.5	16.1	28.6	20.9	104.7
Maintenance and Rehabilitation of the Trans
Canada Highway from the Quebec border
to Longs Creek	21.8	22.2	22.7	23.2	491.8	581.7
Maintenance and Rehabilitation of the
Route 1 Gateway	18.2	21.1	21.6	22.0	711.9	794.8
P3 - Route 1 Gateway GMP Construction	540.5					540.5
Regional Development Corporation
Canada - New Brunswick Agreements	23.1	1.0	0.5	—	—	24.6
Regional and Community Development
Initiative	49.6	13.8	1.5	1.0	—	65.9
Subtotal	699.0	107.8	90.6	103.0	1,252.8	2,253.2
Capital Contributions from Outside Sources	210.0					210.0
Total	$489.0	$107.8	$90.6	$103.0	$1,252.8	$2,043.2

Government Business Enterprises

NB Power
Point Lepreau Generating Station
Refurbishment	$100.0	$—	$—	$—	$—	$100.0
Point Lepreau Generating Station
Turbine Upgrade Project	3.0					3.0
Total	$103.0	$—	$—	$—	$—	$103.0

2012	PROVINCE OF NEW BRUNSWICK	59

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 17 SEGMENT REPORTING

Note 17 is intended to provide supplementary information on the province’s revenue and expenses by segment. The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity. Although the government controls all the entities included, there are varying levels of accountability. The segments are defined as: Government Departments and Some Agencies; Regional Health Authorities; and Other Crowns and Agencies. An Interaccount Eliminations column is added to eliminate double counting between columns and to reconcile to the Statement of Operations. The extent of these items was $19.1 million in the 2012 fiscal year ($8.7 million in 2011). Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province.

The Government Departments and Some Agencies segment represents the group most directly accountable to the Board of Management and Cabinet. The segment includes all line departments such as Health, Education and Transportation as well as the following agencies: Energy Efficiency and Conservation Agency of New Brunswick, Regional Development Corporation, New Brunswick Highway Corporation, New Brunswick Housing Corporation, Sport Development Trust Fund, Arts Development Trust Fund, New Brunswick Internal Services Agency, Economic and Social Inclusion Corporation, New Brunswick Lotteries and Gaming Corporation, and Environmental Trust Fund.

The Regional Health Authorities (RHA’s) are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of the Board of Management and Cabinet.

Other Crowns and Agencies are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board’s criteria for control. The organizations included in this segment include: New Brunswick Electric Finance Corporation, New Brunswick Liquor Corporation, New Brunswick Municipal Finance Corporation, New Brunswick Power Group and New Brunswick Securities Commission. Also included with other agencies are the following entities which are consolidated in the Province’s financial statements: Algonquin Golf Limited, Algonquin Properties Limited, Ambulance New Brunswick Inc., Collège communautaire du Nouveau-Brunswick; FacilicorpNB Ltd., Forest Protection Limited, New Brunswick Community College, New Brunswick Health Council, New Brunswick Immigrant Investor Fund (2009) Ltd., Kings Landing Corporation, New Brunswick Legal Aid Services Commission, New Brunswick Investment Management Corporation, New Brunswick Credit Union Deposit Insurance Corporation, Recycle New Brunswick and Service New Brunswick.

2012	PROVINCE OF NEW BRUNSWICK	60

NOTES TO THE FINANCIAL STATEMENTS
31 MARCH 2012

	(millions)
	Government Departments and Some Agencies		Regional Health Authorities		Other Crowns and Agencies		Interaccount Eliminations		Consolidated Total
Revenue	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Tax Revenue	$3,574.4	$3,430.0	$—	$—	$—	$—	$—	$—	$3,574.4	$3,430.0
Non Tax Revenue	821.9	781.3	102.8	99.2	98.8	114.3	—	—	1,023.5	994.8
Government Business
Enterprises	—	—	—	—	317.2	177.3	—	—	317.2	177.3
Transfers Between Entities	—	—	1,736.4	1,711.1	320.6	305.3	(2,057.0)	(2,016.4)	—	—
Conditional Federal Grants	347.3	396.6	28.3	27.4	—	—	—	—	375.6	424.0
Unconditional Federal Grants	2,498.3	2,495.3	—	—	—	—	—	—	2,498.3	2,495.3
	7,241.9	7,103.2	1,867.5	1,837.7	736.6	596.9	(2,057.0)	(2,016.4)	7,789.0	7,521.4

Expenses
Employee Benefits	1,740.1	1,782.8	1,385.4	1,354.9	260.8	242.6	(10.3)	(9.6)	3,376.0	3,370.7
Other Services	578.4	609.3	141.0	145.9	78.1	73.2	(14.3)	(16.2)	783.2	812.2
Materials and Supplies	160.8	157.0	284.2	288.1	18.3	15.5	(6.6)	(6.6)	456.7	454.0
Property and Equipment	51.7	87.2	—	—	25.8	27.0	(39.2)	(43.0)	38.3	71.2
Grants and Subsidies	4,326.2	4,305.6	—	—	1.4	16.1	(1,999.1)	(1,949.7)	2,328.5	2,372.0
Debt and Other Charges	738.6	722.3	—	—	10.5	70.0	(6.6)	—	742.5	792.3
Amortization	257.9	238.0	53.4	56.2	13.1	11.8	—	—	324.4	306.0
	7,853.7	7,902.2	1,864.0	1,845.1	408.0	456.2	(2,076.1)	(2,025.1)	8,049.6	8,178.4
Surplus (Deficit)	$(611.8)	$(799.0)	$3.5	$(7.4)	$328.6	$140.7	$19.1	$8.7	$(260.6)	$(657.0)

2012	PROVINCE OF NEW BRUNSWICK	61

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

NOTE 18 TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)
	2012	2011
Cost Method:

Margaret R. Lynds Bequest	$0.1	$0.1
Mental Health Trust Fund	1.2	1.2
Viscount Bennett Bequest	0.2	0.2

	$1.5	$1.5

Market Value Method:

Judges’ Superannuation Fund	$31.1	$29.4
Office of the Public Trustee Trust Fund	8.7	7.6
Pension Plan for the Management Employees
of New Brunswick School Districts	9.6	10.6
Pension Plan for General Labour, Trades and Services
Employees of New Brunswick School Districts	249.2	252.8
Pension Plan for Full-Time CUPE 2745 Employees of
New Brunswick School Districts	55.5	56.0
Public Service Superannuation Fund	5,226.2	5,041.2
Teachers’ Pension Trust Fund	4,157.5	4,025.6

	$9,737.8	$9,423.2

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province’s historic resources. The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

NOTE 19 PRIOR PERIOD ADJUSTMENTS

Tax Transfers

The Province completed its adoption of the new tax revenue accounting standard for tax transfers. Tax transfers are defined as financial benefits made through the tax system for a purpose other than the relieving of taxes previously paid or currently owing. Two remaining tax transfer items were identified requiring restatement. Four tax transfers were restated in 2010-11. Tuition Rebate and the Child Tax Working Income Supplement were identified as tax transfers and as such tax revenue increased and expenses were increased by equal amounts ($25.1 million for the year ended 31 March 2011). There was no impact on net debt.

62	PROVINCE OF NEW BRUNSWICK	2012

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Restatements to Net Debt and Accumulated Deficit

The tables below summarize the impact of the prior period adjustments on the opening net debt and accumulated deficit figures. Budget figures have not been restated as a result of these adjustments. The paragraphs following the tables provide additional information on these adjustments.

RESTATED NET DEBT - BEGINNING OF YEAR

	(millions)
	2012	2011
	Actual	Actual
NET DEBT - BEGINNING OF YEAR

As Previously Published	$(9,480.4)	$(8,471.4)
Prior Years’ Adjustments
Government Business Enterprise Adoption of IFRS	(3.5)	(3.1)
Retirement Allowance Liability	(17.0)	(7.8)
Sick Leave Liability	(114.8)	(100.4)
RESTATED NET DEBT - BEGINNING OF YEAR	$(9,615.7)	$(8,582.7)

RESTATED ACCUMULATED DEFICIT - BEGINNING OF YEAR

	(millions)
	2012	2011
	Actual	Actual

ACCUMULATED DEFICIT - BEGINNING OF YEAR

As Previously Published	$(2,962.2)	$(2,439.7)
Prior Years’ Adjustments
Government Business Enterprise Adoption of IFRS	(3.5)	(3.1)
Retirement Allowance Liability	(17.0)	(7.8)
Sick Leave Liability	(114.8)	(100.4)

RESTATED ACCUMULATED DEFICIT- BEGINNING OF YEAR	$(3,097.5)	$(2,551.0)

Adoption of International Financial Reporting Standards

During the year ended 31 March 2012, the New Brunswick Liquor Corporation and the New Brunswick Securities Commission adopted the International Financial Reporting Standards (IFRS). The Province accounts for these organizations as Government Business Enterprises. The adoption of IFRS was applied retroactively. The impact of the accounting change on these financial statements at 31 March 2011 was a $3.5 million decrease in investments and increase in net debt, a $0.4 million decrease in investment income and an increase in the annual deficit of $0.4 million.

2012	PROVINCE OF NEW BRUNSWICK	63

NOTES TO THE FINANCIAL STATEMENTS
31 March 2012

Retirement Allowance Liability

Due to a review of the methodology for the calculation of the retirement allowance liability, an adjustment was required and comparative figures have been restated. The adjustment resulted in a $17.0 million restatement of the retirement allowance liability at 31 March 2011 and a $7.8 million restatement of net debt and accumulated deficit for the period ended 31 March 2010. This also resulted in increased expenses of $9.2 million for the year ended 31 March 2011.

Sick Leave Liability

During the year, the Province of New Brunswick, the New Brunswick Community College, le Collège Communautaire du Nouveau-Brunswick, the New Brunswick Investment Management Corporation, RecycleNB and Service New Brunswick obtained actuarial valuations to estimate its sick leave liability in accordance with the Public Sector Accounting Standard PS3255. At 31 March 2010, the combined liability for these organizations was estimated at $100.4 million. A restatement of liabilities and net debt in the amount of $100.4 million has been recorded in these statements. Expenses related to this liability increased by $14.4 million and consequently the annual deficit increased by this amount for the fiscal year ended 2011. The sick leave liability for the Provincial reporting entity is outlined in note 14 of these statements.

NOTE 20 COMPARATIVE FIGURES

Certain 2011 figures have been restated to conform to 2012 presentation.

NOTE 21 SUBSEQUENT EVENT

In 2011, the Government appointed a Task Force on Protecting Pensions. The task force was mandated to examine the long-term stability and security of pensions in New Brunswick. The financial statements do not reflect the findings and recommendations to date of the task force as they do not impact the pension expense or liability for the financial years presented.

64	PROVINCE OF NEW BRUNSWICK	2012

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2011

SCHEDULE 1
CASH AND SHORT TERM INVESTMENTS

Short Term Investments	$817.4	$671.3
Cash	71.6	41.9
	$889.0	$713.2

SCHEDULE 2
RECEIVABLES AND ADVANCES

Accounts Receivable
General Receivables of Government Departments	$219.4	$242.3
General Receivables of Government Entities	27.7	37.4
	247.1	279.7

Due from Federal Government
Central Government Services	71.7	76.4
Economic Development	33.9	69.8
Education	22.1	24.6
Harmonized Sales Tax Rebate	17.7	22.7
Transportation	3.8	13.5
Health	0.1	0.5
Other	11.4	9.2
	160.7	216.7

Guarantee Payouts	102.8	100.2

Advances
Advances of Grants	26.6	10.7
Working Capital Advances	7.8	6.2
Other	11.2	12.4
	45.6	29.3
Interest Receivable
Student Loans	14.9	12.8
Fisheries Development Act	6.7	6.9
Economic Development Act	6.2	7.3
Agricultural Development Act	0.1	0.1
Other	22.7	37.0
	50.6	64.1

	606.8	690.0
Less: Allowance for Doubtful Accounts	231.8	250.2
	$375.0	$439.8

2012	PROVINCE OF NEW BRUNSWICK	65

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2011

SCHEDULE 3
TAXES RECEIVABLE

Real Property Tax	$1,038.1	$984.0
Sales Tax	33.0	98.2
Tobacco Tax	20.8	24.3
Gasoline and Motive Fuels Tax	20.6	19.3
Royalties and Stumpage on Timber	6.4	10.1
Metallic Minerals Tax	1.0	1.0
Other	6.4	7.7
	1,126.3	1,144.6
Less: Allowance for Doubtful Accounts	37.0	43.8
	$1,089.3	$1,100.8

SCHEDULE 4
INVENTORIES FOR RESALE

Inventories for Resale
Properties Held for Sale	$2.4	$1.7

66	PROVINCE OF NEW BRUNSWICK	2012

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012			2011
	Amount	Allowance for Doubtful Accounts	Net	Amount	Allowance for Doubtful Accounts	Net
SCHEDULE 5
LOANS

Loans to Students	$431.6	$95.1	$336.5	$415.1	$89.5	$325.6
Economic Development Act	305.7	135.2	170.5	314.3	132.0	182.3
New Brunswick Housing Act	33.4	3.8	29.6	33.8	2.7	31.1
Fisheries Development Act	37.6	21.4	16.2	29.4	19.7	9.7
Energy Efficiency Upgrade Loans	13.7	0.3	13.4	14.3	0.3	14.0
Agricultural Development Act	12.5	2.1	10.4	9.8	1.7	8.1
L’Office de Stabilisation	4.0	—	4.0	4.0	—	4.0
Provincial Holdings Ltd.	7.5	3.9	3.6	7.6	2.6	5.0
Fundy Trail Endowment Fund	3.6	—	3.6	3.5	—	3.5
Beaverbrook Art Gallery	2.0	—	2.0	7.6	6.1	1.5
Loans to Municipalities	—	—	—	1.6	—	1.6
La Fondation du quotidien
francophone	4.0	4.0	—	4.0	4.0	—
Unsatisfied Judgements	9.4	9.4	—	9.4	9.4	—
Other Loans	5.2	1.6	3.6	4.1	1.1	3.0

	$870.2	$276.8	$593.4	$858.5	$269.1	$589.4

2012	PROVINCE OF NEW BRUNSWICK	67

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2011

SCHEDULE 6
INVESTMENTS

Investment in Government Business Enterprises
New Brunswick Electric Finance Corporation	$29.9	$(105.2)
New Brunswick Liquor Corporation	21.7	20.6
New Brunswick Securities Commission	1.7	1.1
New Brunswick Municipal Finance Corporation	1.2	1.0
	54.5	(82.5)
Other Long Term Investments	24.9	24.5
	$79.4	$(58.0)

SCHEDULE 7
ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable	$497.1	$603.7
Due to Canada
Equalization and Canada Health and Social Transfer	83.3	104.2
Canada Mortgage and Housing Corporation	34.9	35.1
Other Agreements	1.1	1.2
	119.3	140.5

Accrued Interest
Funded Debt	131.0	132.2
Other	73.9	77.9
	204.9	210.1

Employee Benefits
Retirement Allowances	389.8	374.1
Accrued Salaries Payable	261.1	246.3
Sick Leave	206.6	201.6
Liability for Injured Workers	132.4	132.7
	989.9	954.7

Municipal Property Taxes Due to Municipalities	408.6	401.5
Medicare and Out of Province Payments	31.9	26.5
Holdbacks on Contracts	19.2	26.6
Hospital Liability Protection Plan	16.8	15.2
Strategic Assistance	2.1	13.7
Other	103.2	118.4
	581.8	601.9
	$2,393.0	$2,510.9

68	PROVINCE OF NEW BRUNSWICK	2012

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2011

SCHEDULE 8
ALLOWANCE FOR LOSSES

Business New Brunswick	$46.8	$40.3
Property Tax Appeals	10.1	14.5
Post-Secondary Education, Training and Labour	0.1	0.1
Other	106.9	110.4
	$163.9	$165.3

SCHEDULE 9
DEFERRED REVENUE

Real Property Taxes	$355.2	$338.7
Motor Vehicle and Operators’ Licenses	55.9	52.0
Deferred Federal Revenue	7.9	4.4
Other	83.4	74.4
	$502.4	$469.5

SCHEDULE 10
DEPOSITS HELD IN TRUST

New Brunswick Immigrant Investor Fund (2009) Ltd.	$70.7	$27.0
Retention Fund for Fee for Service Physicians	35.2	28.2
Tenants’ Security Deposits	19.9	18.7
Court of Queen’s Bench	8.4	10.3
Mining Licenses - Non-Performance Renewal Fees	8.2	5.8
Contractors’ Deposits	6.7	6.8
Scholarship Trusts	3.9	3.6
Family Support Order Services	1.6	1.4
Sale of Property for Taxes	1.3	1.3
Metallic Minerals Tax	0.2	0.1
Other	31.3	22.4
	$187.4	$125.6

2012	PROVINCE OF NEW BRUNSWICK	69

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2011

SCHEDULE 11
OBLIGATIONS UNDER CAPITAL LEASES

Highways	$691.3	$714.7
Protection	69.8	71.0
Education	48.6	49.6
Other	12.1	6.0
	$821.8	$841.3

SCHEDULE 12
INVENTORIES OF SUPPLIES

Health Supplies and Vaccines	$25.9	$28.2
Construction and Maintenance Materials	13.8	13.0
Machine Repair Parts	6.7	6.3
Stationery and Supplies	2.1	2.1
Veterinary Supplies	1.2	1.1
Educational Textbooks	0.7	1.0
Other Supplies	5.3	8.0
	$55.7	$59.7

SCHEDULE 13
PREPAID AND DEFERRED CHARGES

Public Private Partnership Contracts	$115.8	$95.8
Unamortized Premiums, Discounts, and Issue Expenses
on Debentures	54.8	77.9
Deferred Financing Charges	3.9	1.7
Other	26.2	24.4
	$200.7	$199.8

70	PROVINCE OF NEW BRUNSWICK	2012

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

SCHEDULE 14
TAXES

Personal Income Tax	$1,311.2	$1,261.8	$1,249.7
Corporate Income Tax	243.6	229.0	257.6
Metallic Minerals Tax	39.0	42.2	26.2
	1,593.8	1,533.0	1,533.5

Provincial Real Property Tax	448.0	445.1	426.8

Harmonized Sales Tax	1,083.8	1,128.0	1,055.2
Gasoline and Motive Fuels Tax	247.3	246.6	210.8
Tobacco Tax	145.3	147.7	126.8
Pari-mutuel Tax	0.6	0.6	0.6
	1,477.0	1,522.9	1,393.4

Insurance Premium Tax	43.2	47.7	44.9
Financial Corporation Capital Tax	14.0	19.5	17.9
Large Corporation Capital Tax	--	(0.1)	7.2
Other	6.4	6.3	6.3
	63.6	73.4	76.3
	$3,582.4	$3,574.4	$3,430.0

SCHEDULE 15
LICENSES AND PERMITS

Motor Vehicle	$108.2	$115.6	$111.8
Fish and Wildlife	6.2	6.4	6.3
Mines	2.0	2.3	2.0
Liquor Licenses	1.0	1.0	1.0
Other	14.3	13.5	13.3
	$131.7	$138.8	$134.4

SCHEDULE 16
ROYALTIES

Forest	$64.8	$65.9	$69.1
Mines	21.1	23.4	18.4
	$85.9	$89.3	$87.5

2012	PROVINCE OF NEW BRUNSWICK	71

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

SCHEDULE 17
INVESTMENT INCOME

Net Income of Government Enterprises
New Brunswick Liquor Corporation	$171.7	$164.1	$159.3
New Brunswick Electric Finance Corporation	65.0	145.0	10.8
New Brunswick Securities Commission	6.0	7.9	6.8
Other Entities	--	0.2	--
	242.7	317.2	176.9
Other Investment Income	44.4	42.3	41.2
	$287.1	$359.5	$218.1

SCHEDULE 18
OTHER PROVINCIAL REVENUE

Sales of Goods and Services
General	$240.3	$239.0	$229.0
Institutional	30.2	26.7	26.9
Leases and Rentals	23.9	23.2	22.8
Intergovernmental	8.8	9.6	9.1
Provincial Parks	5.9	6.0	5.6
Lotteries and Gaming	153.9	139.4	137.3
Fines and Penalties	12.4	12.6	13.8
Other Revenue	52.1	71.1	64.1
	$527.5	$527.6	$508.6

SCHEDULE 19
UNCONDITIONAL GRANTS

Canada Health Transfer	$605.7	$605.7	$579.4
Canada Social Transfer	251.4	252.6	246.7
Wait Times Reduction Transfer	5.5	5.5	5.5
Statutory Subsidies	1.9	1.9	1.9
	$864.5	$865.7	$833.5

72	PROVINCE OF NEW BRUNSWICK	2012

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

SCHEDULE 20
CONDITIONAL GRANTS

Education	$146.3	$144.0	$165.6
Economic Development	69.6	85.8	81.8
Central Government Services	43.9	41.5	61.5
Amortization of Deferred Capital Contributions	36.4	37.2	37.1
Health	32.5	33.5	32.9
Transportation	0.3	12.7	0.3
Social Services	4.8	5.2	4.7
Other	14.7	15.6	40.1
	$348.5	$375.5	$424.0

SCHEDULE 21
EDUCATION AND TRAINING

Education	$1,087.5	$1,074.6	$1,065.2
Post-Secondary Education Services	486.7	475.9	467.4
Pension Expense	111.0	123.7	115.5
Amortization Expense	34.5	37.2	33.8
General Government	21.7	15.9	16.7
Provision Expense	15.0	10.8	14.6
Supply and Services	7.6	9.3	10.5
	$1,764.0	$1,747.4	$1,723.7

SCHEDULE 22
HEALTH

Health Services	$2,668.8	$2,657.9	$2,611.7
Amortization Expense	74.3	59.1	62.3
Pension Expense	13.7	14.1	13.2
Supply and Services	2.3	(0.2)
	$2,756.8	$2,733.4	$2,687.0

2012	PROVINCE OF NEW BRUNSWICK	73

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

SCHEDULE 23
SOCIAL DEVELOPMENT

Social Development	$1,032.0	$1,012.0	$1,019.8
Provision Expense	4.0	6.3	3.4
Amortization Expense	1.8	1.6	1.3
General Government	12.8	11.9	13.0
	$1,050.6	$1,031.8	$1,037.5

SCHEDULE 24
PROTECTION SERVICES

Public Safety	$154.0	$161.8	$181.6
Justice and Consumer Affairs	43.7	43.6	43.5
Attorney General	18.2	16.7	16.1
Pension Expense	3.2	2.7	2.6
General Government	0.4	0.3	0.3
New Brunswick Credit Union Deposit Insurance Corporation	1.1	0.2	0.2
Supply and Services	--	--	2.8
Amortization Expense	--	--	0.1
Provision Expense	0.6	(0.1)	3.4
	$221.2	$225.2	$250.6

SCHEDULE 25
ECONOMIC DEVELOPMENT

Regional Development Corporation	$163.3	$170.0	$237.2
Tourism and Parks	32.5	31.5	32.3
Provision Expense	16.5	14.6	18.3
Business New Brunswick	28.7	13.7	29.5
Post-Secondary Education, Training and Labour	4.7	4.9	4.1
Kings Landing Corporation	2.8	4.0	3.8
InvestNB	3.5	3.7	--
Amortization Expense	1.0	3.1	3.1
New Brunswick Immigrant Investor Fund (2009) Ltd.	4.1	0.6	0.1
	$257.1	$246.1	$328.4

74	PROVINCE OF NEW BRUNSWICK	2012

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

SCHEDULE 26
LABOUR AND EMPLOYMENT

Post-Secondary Education, Training and Labour	$123.5	$108.2	$141.1
General Government	0.6	0.6	0.6
	$124.1	$108.8	$141.7

SCHEDULE 27
RESOURCES

Natural Resources	$111.7	$108.3	$114.6
Agriculture and Aquaculture and Fisheries	40.9	40.5	41.8
Environment	21.2	20.1	21.1
Energy Efficiency and Conservation Agency of
New Brunswick	17.1	18.9	23.0
Forest Protection Limited	5.3	6.0	5.4
Provision Expense	3.3	5.0	(1.4)
Recycle New Brunswick	4.5	4.6	4.8
Energy	3.3	3.0	3.4
Supply and Services	--	1.8	1.1
Amortization Expense	0.4	1.3	1.3
	$207.7	$209.5	$215.1

SCHEDULE 28
TRANSPORTATION

Amortization Expense	$197.7	$199.9	$188.2
Transportation	209.5	193.7	212.7
Provision Expense	0.3	1.7	1.5
Supply and Services	--	0.3	0.3
	$407.5	$395.6	$402.7

2012	PROVINCE OF NEW BRUNSWICK	75

SCHEDULES TO THE FINANCIAL STATEMENTS 31 March 2012

	(millions)
	2012	2012	2011
	Budget	Actual	Actual

SCHEDULE 29
CENTRAL GOVERNMENT

Supply and Services	$144.1	$131.6	$126.8
Pension Expense	95.0	120.3	133.4
Local Government	120.0	115.1	116.1
General Government	89.2	100.7	110.3
Service New Brunswick	63.6	54.9	55.9
Amortization Expense	18.4	22.6	16.0
Legislative Assembly	22.6	22.1	30.3
Wellness, Culture and Sport	20.6	20.3	20.0
Algonquin Golf and Algonquin Properties Ltd.	9.9	19.0	13.2
Finance	20.9	19.0	17.6
New Brunswick Lotteries and Gaming Corporation	14.5	18.5	16.2
New Brunswick Internal Services Agency	23.2	17.6	18.4
New Brunswick Investment Management Corporation	9.0	8.2	7.9
Provision Expense	4.0	7.4	54.7
Executive Council	5.7	5.5	5.5
Intergovernmental Affairs	3.1	2.9	2.7
Office of Human Resources	3.2	2.7	3.0
Office of the Premier	1.6	1.6	2.2
	$668.6	$690.0	$750.2